                                  Exhibit 10.4




                                 OFFICE LEASE


                                by and between


                       PIVOTAL SIMON OFFICE XVI, L.L.C.,
                               FORMERLY KNOWN AS
                         PIVOTAL SIMON POINTE, L.L.C.,
                     an Arizona limited liability company,

                                  "LANDLORD"

                                      and

                         MANAGED CARE SOLUTIONS, INC.,
                            a Delaware corporation,

                                   "TENANT"





                              SEPTEMBER 30, 1996







                           POINTE CORRIDOR CENTRE I

                            7600 NORTH 16TH STREET
                            PHOENIX, ARIZONA  85020

                                TABLE OF CONTENTS

                                                                     Page

1.  BASIC PROVISIONS.................................................  1
2.  LEASED PREMISES; NO ADJUSTMENTS..................................  2
3.  LEASE TERM; COMMENCEMENT DATE....................................  3
4.  SECURITY DEPOSIT.................................................  4
5.  RENT; RENT TAX; ADDITIONAL RENT..................................  4
6.  OPERATING COSTS..................................................  5
7.  CONDITION, REPAIRS AND ALTERATIONS...............................  8
8.  SERVICES.........................................................  9
9.  LIABILITY AND PROPERTY INSURANCE................................. 10
10.  RECONSTRUCTION.................................................. 13
11.  WAIVER OF SUBROGATION........................................... 14
12.  LANDLORD'S RIGHT TO PERFORM TENANT OBLIGATIONS.................. 14
13.  DEFAULT AND REMEDIES............................................ 15
14.  LATE PAYMENTS................................................... 17
15.  ABANDONMENT AND SURRENDER....................................... 17
16.  INDEMNIFICATION AND EXCULPATION................................. 17
17.  ENTRY BY LANDLORD............................................... 18
18.  SUBSTITUTE PREMISES............................................. 18
19.  ASSIGNMENT AND SUBLETTING....................................... 19
20.  USE OF LEASED PREMISES AND RUBBISH REMOVAL...................... 21

21.  SUBORDINATION AND ATTORNMENT....................................... 22
22.  ESTOPPEL CERTIFICATE............................................... 23
23.  SIGNS.............................................................. 23
24.  PARKING............................................................ 23
25.  LIENS.............................................................. 24
26.  HOLDING OVER....................................................... 24
27.  ATTORNEYS' FEES.................................................... 24
28.  RESERVED RIGHTS OF LANDLORD........................................ 24
29.  EMINENT DOMAIN..................................................... 25
30.  NOTICES............................................................ 26
31.  RULES AND REGULATIONS.............................................. 26
32.  ACCORD AND SATISFACTION............................................ 26
33.  BANKRUPTCY OF TENANT............................................... 26
34.  HAZARDOUS MATERIALS................................................ 28
35.  MISCELLANEOUS...................................................... 30


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


                             1.  BASIC PROVISIONS

1.1     Date:                         September 30, 1996

1.2     Landlord:                     Pivotal Simon Office XVI, L.L.C.,
                                      formerly known as Pivotal Simon Pointe, L.L.C., an
                                      Arizona limited liability company

1.3     Landlord's Address:           c/o Pivotal Group, Inc.
                                      2525 East Camelback Road, Suite 650
                                      Phoenix, Arizona 85016
                                      Attention: Mr. J. Jahm Najafi

1.4     Tenant:                       Managed Care Solutions, Inc., a Delaware
                                      corporation

1.5     Tenant's Address:

        (a)   Prior to Commencement   Managed Care Solutions, Inc.
              Date:                   2510 W. Dunlap, Suite 300
                                      Phoenix, Arizona 85021

        (b)   Subsequent to
              Commencement Date:      Managed Care Solutions, Inc.
                                      7600 North 16th Street
                                      Suite 150
                                      Phoenix, Arizona 85020
                                      Attn: President

              With a copy to:         Managed Care Solutions, Inc.
                                      7600 North 16th Street
                                      Suite 150
                                      Phoenix, Arizona 85020
                                      Attn: Chief Financial Officer

1.6     Project:                      The parcel of real estate commonly known
                                      as the Pointe Corridor Centre, located in Phoenix, Maricopa County, Arizona, legally described on Exhibit "A" attached hereto and incorporated herein by this reference, together with the office buildings now or hereafter situated thereon, the landscaping, parking facilities and all other improvements and appurtenances thereto.

1.7     Property:                     The parcel of real estate located in
                                      Phoenix, Maricopa County, Arizona, legally described on Exhibit "B" attached hereto and incorporated herein by this reference, together with the office buildings now or hereafter situated thereon, the landscaping, parking facilities and all other improvements and appurtenances thereto.


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
1.8     Building:                     That certain office building known as
                                      Pointe Corridor Centre I located at 7600
                                      North 16th Street, Phoenix, Maricopa
                                      County, Arizona 85020, and situated on the Property.

1.9     Leased Premises:              28,922 rentable (26,293 usable) square
                                      feet of office space located on the first floor of the Building and commonly known as Suite 130A, as outlined on the Floor
                                      Plan attached hereto as Exhibit "C".

1.10    Permitted Use:                General office use.

1.11    Lease Term:                   Five (5) years.

1.12    Commencement Date
        and Expiration Date:          See Articles 1.11 and 3.

1.13    Annual Basic Rent:

                                              Rental Rate
                      Annual     Monthly      per Rentable
     Lease Year     Basic Rent  Basic Rent    Square Foot

          1        $484,443.50  $40,370.29       $16.75
          2         498,904.50   41,575.38        17.25
          3         513,365.50   42,780.46        17.75
          4         527,826.50   43,985.54        18.25
          5         542,287.50   45,190.63        18.75


1.14    Security Deposit:             See Article 4.

1.15    Base Year Costs:              1997 calendar year actual Operating Costs
                                      per rentable square foot adjusted to 95% occupancy.

1.16    Building Hours:               7:00 a.m. to 6:00 p.m., Monday through
                                      Friday, and 8:00 a.m. to 12:00 p.m. on
                                      Saturday, excluding recognized federal,
                                      state or local holidays.

1.17    Parking Spaces:               35 covered reserved parking spaces at
                                      $10.00 per space, per month. 79 uncovered unreserved parking spaces on a first come, first served basis, at no charge. All such spaces shall be in parking areas adjacent to the Building, including the parking lot north of Belmont Street.


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
1.18    Parking Charge:         See 1.17 above.

1.19    Guarantors:             Not applicable.

1.20    Broker:                 Lee & Associates, Benchmark Realty
                                Advisors and Roc Corporate Partners,
                                L.L.C.

1.21    Exhibits:               A = Legal Description of the Project
                                B = Legal Description of the Property
                                C = Floor Plan
                                D = Memorandum of Commencement Date
                                E = Reserved Covered Parking License
                                F = Intentionally Omitted
                                G = Non-Exclusive Unreserved Parking License
                                H = As Is; Tenant's Allowance
                                I = Building Rules and Regulations
                                J = Intentionally Omitted
                                K = Janitorial Services

1.22    Riders:                 1 = Option to Extend
                                2 = Rights of First Opportunity and Expansion
                                    Options


                       2. LEASED PREMISES; NO ADJUSTMENTS

      2.1 Leased Premises. Landlord hereby leases to Tenant, and Tenant hereby leases and accepts from Landlord, the Leased Premises, upon the terms and conditions set forth in this Lease and any modifications, supplements or addenda hereto (the "Lease"), including the Basic Provisions of Article 0 which are incorporated herein by this reference, together with the nonexclusive right to use, in common with Landlord and others, the Building Common Areas (defined below) and the Project Common Areas (defined below). For the purposes of this Lease, the term "Building Common Areas" means common hallways, corridors, walkways and footpaths, foyers and lobbies, bathrooms and janitorial closets, electrical and telephone closets, landscaped areas, and such other areas within or adjacent to the Building which are subject to or are designed or intended solely for the common enjoyment, use and/or benefits of the tenants of the Building. The term "Project Common Areas" means common walkways, footpaths, driveways, parking areas, service areas, landscaped areas, and such other areas within or adjacent to the Project which are subject to or are designed or intended solely for the common enjoyment, use and/or benefits of the tenants of the Project.

      2.2 Square Footage. The Annual Basic Rent at the Commencement Date (as hereinafter defined) is based on the Leased Premises containing the rentable square footage set forth in Article 0 above, which square footage has been precisely determined by Landlord and approved by Tenant prior to the Commencement Date. No adjustments to Annual Basic Rent or any other charge shall be made if the actual size of the Leased Premises is greater or smaller than that set forth in Article 1.9. For the purpose of this Lease, Landlord and Tenant agree that the usable square footage of the Leased Premises is 26,293.

      2.3 Condition of Leased Premises. The Leased Premises shall be delivered to Tenant in a clean, broom-swept condition. All furniture and movable personal property of the previous tenant shall have been removed except the following:


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
            (i)   All computer raised flooring and ramps;

            (ii)  All overstanding electrical apparatus;

            (iii) All supplemental HVAC systems and related equipment; and

            (iv)  All fire and life safety systems.

All existing permanent built-in and above-the-ceiling improvements shall remain in the Leased Premises and together with the items described in clauses (i)-(iv) above (the "Existing Improvements") shall be delivered to Tenant in an "as is" and "where is" condition, without any representation or warranty whatsoever. Landlord hereby disclaims all express and implied warranties with respect to the Existing Improvements, including the implied warranties of habitability, merchantability and fitness or suitability for any particular purpose. Landlord shall, at its sole cost and expense, without any deduction from the Tenant Improvement Allowance or Additional Allowance (each defined in Exhibit "H") perform any and all work necessary to cause all base building systems serving the Leased Premises (as distinguished from the Existing Improvements), including HVAC, plumbing, electrical and mechanical, serving the Leased Premises to be in good working condition on the Commencement Date; provided, however, that Landlord may deduct from the Tenant Improvement Allowance or Additional Allowance the cost of any work performed by Landlord to the base building systems which is necessitated by changes made to the Leased Premises by Tenant.

                        3. LEASE TERM; COMMENCEMENT DATE

      3.1 Lease Term. The Lease Term shall begin on the Commencement Date and shall be for the period set forth in Article 0 above, plus any period of less than one (1) month between the Commencement Date and the first day of the next succeeding calendar month, unless sooner terminated in accordance with the further provisions of this Lease.

      3.2 Commencement Date. Subject to Force Majeure, the Commencement Date shall mean January 6, 1997; provided,however, that in the event that the existing tenant of the Leased Premises shall not have vacated the Leased Premises on or before September 30, 1996, the Commencement Date shall be extended by the number of days between September 30, 1996 and the date on which the existing tenant vacates the Leased Premises. Notwithstanding any provision of this Lease to the contrary, Tenant shall have access to the Leased Premises for the five (5) business days immediately preceding the Commencement Date (the "Occupancy Date").

      3.3 Memorandum of Commencement Date and Expiration Date. Landlord and Tenant shall, within ten (10) days after the Commencement Date, execute a declaration in the form of Exhibit "D" attached hereto specifying the Commencement Date and the Expiration Date.

      3.4 Delay in Commencement Date. In the event Landlord shall be unable, for any reason, to deliver possession of the Leased Premises to Tenant on the Commencement Date, Landlord shall not be liable for any loss or damage occasioned thereby, nor shall such inability affect the validity of this Lease or the obligations of Tenant. In such event, Tenant shall not be obligated to pay Annual Basic Rent or Additional Rent until the Commencement Date. In the event Landlord shall not have delivered possession of the Leased Premises to Tenant within thirty (30) days after the Commencement Date, and if such failure to deliver possession was (a) caused solely by the fault or neglect of Landlord, and (b) not caused by any fault


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
or neglect of Tenant or due to additional time required to plan for and install other work for Tenant beyond the amount of time which would have been required if only building standard improvements had been installed, then, as its sole and exclusive remedy for Landlord's failure to deliver possession of the Leased Premises in a timely manner, Tenant shall have the right to terminate this Lease by delivering written notice of termination to Landlord at any time within thirty (30) days after the expiration of such thirty (30) day period. Such termination shall be effective thirty (30) days after receipt by Landlord of Tenant's notice of termination unless Landlord shall, prior to the expiration of such thirty (30) day period, deliver possession of the Leased Premises to Tenant. Upon a termination of this Lease pursuant to the provisions of this
Article 0, the parties shall have no further obligations or liabilities to the other and Landlord shall promptly return any monies previously deposited or paid by Tenant.

      3.5 Lease Year. Each "Lease Year" shall be a period of twelve (12) consecutive calendar months, the first Lease Year beginning on the Commencement Date or on the first day of the calendar month next succeeding the Commencement Date if the Commencement Date is not on the first day of a calendar month. Each Lease Year after the first Lease Year shall begin on the calendar day next succeeding the expiration of the immediately preceding Lease Year.


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


                               4. SECURITY DEPOSIT

      Tenant shall pay to Landlord, concurrent with the execution of this Lease by Tenant, a security deposit in an amount equal to the sum of (i) three (3) monthly installments of the average amount of Annual Basic Rent payable during the initial Lease Term (i.e., $128,341.37) and (ii) the Additional Allowance, if any, as security for the performance by Tenant of its obligations under this Lease (the "Security Deposit"). In addition, if during the first year of the Lease Term, Tenant exercises an expansion right or a right of opportunity (each as described on Rider "2"), within five (5) days after the exercise thereof, the amount of the Security Deposit shall be increased by any Tenant Improvement Allowance granted by Landlord to Tenant in connection with the exercise of such option or right in excess of Four Dollars ($4.00) per usable square foot. The Security Deposit shall be in the form of cash or a certificate of deposit which Tenant shall be caused to be issued to Landlord by a federally insured financial institution reasonably acceptable to Landlord. All interest that accrues on the Security Deposit shall be held for the benefit of Tenant. In addition, upon the expiration of the thirtieth (30th) month of the Lease Term, provided that there has not been an Event of Default, or an event which with the lapse of time or the delivery of notice, or both, would constitute an Event of Default, then the amount of the Security Deposit shall decrease by sixty-seven percent (67%) and upon receipt of written request by Tenant, Landlord shall return to Tenant an amount equal to sixty-seven percent (67%) of the Security Deposit then held by Landlord, plus interest accrued on such amount. Any increase in the Security Deposit attributable to the exercise of any right of opportunity or expansion option, shall be due and payable within five (5) days after the execution of the supplement to this Lease described in Rider "2". The failure by Tenant to deliver to Landlord any portion of the Security Deposit when due, which failure is not cured within five (5) days after written notice thereof by Landlord to Tenants shall constitute an Event of Default. Any unapplied portion of the Security Deposit shall be returned to Tenant after the expiration or earlier termination of this Lease, provided that Tenant shall have fully performed all of its obligations contained in this Lease. The Security Deposit, in the reasonable determination of Landlord, may be retained by Landlord as and for its full damages or may be applied in reduction of any loss and/or damage sustained by Landlord by reason of the occurrence of any breach, nonperformance or default by Tenant under this Lease without the waiver of any other right or remedy available to Landlord at law, in equity or under the terms of this Lease. If any portion of the Security Deposit is so used or applied, Tenant shall, within thirty (30) days after written notice from Landlord, deposit with Landlord immediately available funds in an amount sufficient to restore the Security Deposit to its then required amount, and Tenant's failure to do so shall be a breach of this Lease. Tenant acknowledges and agrees that in the event Tenant shall file a voluntary petition pursuant to the Bankruptcy Code or any successor thereto, or if an involuntary petition is filed against Tenant pursuant to the Bankruptcy Code or any successor thereto, then Landlord may apply the Security Deposit towards those obligations of Tenant to Landlord which accrued prior to the filing of such petition. In the event of termination of Landlord's interest in this Lease, Landlord shall transfer the Security Deposit to Landlord's successor in interest, whereupon Landlord shall be released from liability by Tenant for the return of such deposit or the accounting therefore.

                       5. RENT; RENT TAX; ADDITIONAL RENT

      5.1 Payment of Rent. Tenant shall pay to Landlord the Annual Basic Rent set forth in Article 1.13 above, subject to adjustment as provided herein. The Annual Basic Rent shall be paid in equal monthly installments, on or before the first day of each and every calendar month during the Lease Term, in advance, without notice or demand and, except as set forth in this Lease, without abatement, deduction or set-off. The Annual Basic Rent for the first full month of the Lease Term shall be paid upon execution of this Lease. Notwithstanding the foregoing, Landlord acknowledges that Tenant has previously paid to Landlord the sum of Seven Thousand Seven Hundred Sixty Four and No/100 Dollars ($7,764.00) in connection with this Lease, which amount Landlord and Tenant agree shall be applied to the first monthly payment of Annual Basic Rent due and payable by Tenant. If the Commencement Date is other than the first day of a calendar month, the payment for the partial month following the Commencement Date shall be prorated and shall be payable on the first day of the first full calendar month of the Lease Term. All payments requiring proration shall be prorated on the basis of a thirty (30) day month. In addition, all payments to be made under this Lease shall be paid in lawful money of the United States of America to Landlord or its agent at the address set forth in Article 0 above, or to such other person or at such other place as Landlord may from time to time designate in writing.

      5.2 Rent Tax. In addition to the Annual Basic Rent and Additional Rent, Tenant shall pay to Landlord, together with the monthly installments of Annual Basic Rent and payments of Additional Rent, an amount equal to any governmental taxes, including, without limitation, any sales, rental, occupancy, excise, use or transactional privilege taxes assessed or levied upon Landlord with respect to the amounts paid by Tenant to Landlord hereunder, as well as all taxes assessed or imposed upon Landlord's gross receipts or gross income from leasing the Leased Premises to Tenant, including, without limitation, transaction privilege taxes, education excise taxes, any tax now or hereafter imposed by the City of Phoenix, the State of Arizona, any other governmental body, and any taxes assessed or imposed in lieu of or in substitution of any of the foregoing taxes. Such taxes shall not, however, include any franchise, gift, estate, inheritance, conveyance, transfer or net income tax assessed against Landlord.

      5.3 Additional Rent. In addition to Annual Basic Rent, all other amounts to be paid by Tenant to Landlord pursuant to this Lease (including amounts to be paid by Tenant pursuant to Article 0 below and parking charges to be paid by Tenant pursuant to Exhibits "E", and "G"), if any, shall be deemed to be Additional Rent, whether or not designated as such, and shall be due and payable within fifteen (15) days after receipt by Tenant of Landlord's statement. Landlord shall have the same remedies for the failure to pay Additional Rent as for the nonpayment of Annual Basic Rent.


                               6. OPERATING COSTS

      6.1 Tenant's Obligation. The Annual Basic Rent does not include amounts attributable to any increase in the amount of Taxes (defined below) or amounts attributable to any increase in the cost of the use, management, repair, service, insurance, condition, operation and maintenance of the Building and the Project. Therefore, in order that the Annual Basic Rent payable throughout the Lease Term shall reflect any such increases, Tenant shall pay to Landlord, in accordance with the further provisions of this Article 0, an amount per rentable square foot of the Leased Premises equal to the difference between the Operating Costs (as hereinafter defined) per rentable square foot and the Base Year Costs. Tenant acknowledges that the Base Year Costs do not constitute a representation by Landlord as to the Operating Costs per rentable square foot that may be incurred during any subsequent calendar year.


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
      6.2 Landlord's Estimate. Landlord shall furnish Tenant its reasonable good faith estimate of the Operating Costs per rentable square foot for each calendar year commencing with the Commencement Date. In addition, Landlord may, annually, furnish Tenant a revised estimate of Operating Costs should Landlord anticipate any increase in Operating Costs from that set forth in a prior estimate. Commencing with the first month to which an estimate applies, Tenant shall pay, in addition to the monthly installments of Annual Basic Rent, an amount equal to one-twelfth (1/12th) of the product of the rentable square footage of the Leased Premises multiplied by the difference (but not less than zero (0)), if any, between such estimate and the Base Year Costs; provided, however, if less than ninety-five percent (95%) of the rentable area of the Building shall be occupied by tenants during the period covered by such estimate, the estimated Operating Costs for such period shall be, for the purposes of this Article 0, increased to an amount reasonably determined by Landlord to be equivalent to the Operating Costs that would be incurred if occupancy would be at least ninety-five percent (95%) during the entire period. Within one hundred twenty (120) days after the expiration of each calendar year, Landlord shall deliver to Tenant a statement of the actual Operating Costs for such calendar year. If the actual Operating Costs for such calendar year are more or less than the estimated Operating Costs, a proper adjustment shall be made; provided, however, if less than ninety-five percent (95%) of the rentable area of the Building shall have been occupied by tenants at any time during such period, the actual Operating Costs for such period shall be, for the purposes of this Article 0, increased to an amount reasonably determined by Landlord, by applying generally accepted accounting principles, consistently applied, to be equivalent to the Operating Costs that would have been incurred had such occupancy been at least ninety-five (95%) during the entire period. Any excess amounts paid by Tenant shall be refunded to Tenant with such statement. Any deficiency between the estimated and actual Operating Costs shall be paid by Tenant to Landlord concurrently with the monthly installment of Annual Basic Rent next due. Any amount owing for a fractional calendar year in the first or final Lease Years of the Lease Term shall be prorated.

      6.3 Operating Costs - Defined. For the purposes of this Lease, "Operating Costs" shall mean all costs and expenses accrued, paid or incurred by Landlord, or on Landlord's behalf, in respect of the use, management, repair, service, insurance, condition, operation and maintenance of the Project including, but not limited to the following:

            (a) Salaries, wages and benefits of all persons who perform duties in connection with landscaping, janitorial and general cleaning services, security services and any and all other employees engaged by or on behalf of Landlord;

            (b) Payroll taxes, workmen's compensation, uniforms and related expenses for such employees;

            (c) The cost of all charges for oil, gas, steam, electricity, any alternate source of energy, heat, ventilation, air-conditioning, refrigeration, water, sewer service, trash collection, pest control and all other utilities, together with any taxes on such utilities;

            (d)   The cost of painting the Building Common Areas;

            (e) The cost of all charges for rent, casualty, liability, fidelity and other insurance maintained by Landlord, including any deductible amounts incurred with respect to an insured loss;

            (f) The cost of all supplies (including cleaning supplies), tools, materials, equipment and personal property, the rental thereof and sales, transaction privilege, excise and other taxes thereon;


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
            (g)   Depreciation of hand tools and other moveable equipment;

            (h) The cost of all charges for window and other cleaning, janitorial, security, refuse, lot sweeping and pest control services;

            (i) The cost of charges for independent contractors;

            (j) The cost of repairs and replacements made by Landlord at its expense and the fees and other charges for maintenance and service agreements;

            (k) The cost of exterior and interior landscaping;

            (l) Costs relating to the operation and maintenance of all real property and improvements appurtenant to the Project, including, without limitation, all parking areas, service areas, walkways and landscaping;

            (m) The cost of alterations and improvements made by reason of the laws and requirements of any public authorities or the requirements of insurance bodies imposed after the Commencement Date, unless such alterations and improvements are due to Landlord's failure to construct the Building and/or Project in compliance with such requirements and provided that any such costs shall be amortized with interest over the useful life of the alteration or improvement;

            (n) All management fees and other charges for management services and overhead costs (excluding travel and related expenses), whether provided by an independent management company, Landlord or an affiliate of Landlord, not to exceed, however, the then prevailing range of rates charged in comparable office buildings in the Phoenix, Arizona metropolitan area;

            (o) The cost of any capital improvements or additions which improve the comfort available to tenants of the Project, provided, however, that any such costs shall be amortized with interest over the useful life of the improvement or addition and such improvements shall be approved by tenants leasing a majority of the square footage of the Building;

            (p) The cost of any capital improvements or additions which are intended to enhance the safety of the Project (unless such improvements or additions are due to Landlord's failure to construct the Building and/or Project in compliance with applicable safety requirements) or reduce (or avoid increases
in) Operating Costs, provided, however, that any such costs shall be amortized with interest over the useful life of the improvement or addition;

            (q) The cost of licenses and permits, inspection fees and reasonable legal, accounting and other professional fees and expenses;

            (r) Taxes (as hereinafter defined);

            (s) Costs relating to the use, management, repair, service, insurance, condition, operation and maintenance of the Project Common Areas in an amount equal to a fraction, the numerator of which is the rentable square footage of the Building and the denominator of which is the rentable square footage of all buildings in the Project;

            (t) Costs of monitoring and maintaining good internal air quality in the Building and regularly inspecting, monitoring, maintaining and repairing the Building's air quality systems, hiring outside consultants to investigate and identify the sources of any suspected internal air quality problems that may be identified, remedying any such problems, modifying, renovating or encapsulating any portion of the Building, or systems or components thereof reasonably required in order to continuously and efficiently maintain reasonably acceptable internal air quality in the Building and comply with any and all local, state and federal regulations, or real estate industry standards relating to internal air quality;

            (u) Costs of operating and maintaining an on-site property management office; and

            (v) All other charges properly allocable to the use, management, repair, service, insurance, operation and maintenance of the Project in accordance with generally accepted accounting principles.

      6.4 Operating Costs - Exclusions. Excluded from Operating Costs shall be the following: (a) depreciation, except to the extent expressly included pursuant to Article 0 above; (b) interest on and amortization of debts, except to the extent expressly included pursuant to Article 0 above; (c) leasehold improvements, including redecorating made for tenants of the Building; (d) brokerage commissions and advertising expenses for procuring tenants for the Building or the Property; (e) refinancing costs; (f) the cost of any repair, replacement or addition which would be required to be capitalized under general accepted accounting principles, except to the extent expressly included pursuant to Article 0 above; (g) the cost of any item included in Operating Costs under
Article 0 above to the extent that such cost is reimbursed or paid directly by an insurance company, condemnor, a tenant of the Project or any other party; (h) the cost of any item included in Operating Costs under Article 0 above to the extent that such cost is attributable solely to the use, management, repair, service, insurance, condition, operation or maintenance of other office buildings in the Project; (i) the cost of any item included in Operating Costs under Article 0 above to the extent that such cost is attributable solely to the use, management, repair, service, insurance, condition, operation or maintenance of the Project Common Areas, to the extent such cost is paid by tenants of other office buildings in the Project; (j) expenses incurred by Landlord to resolve disputes, enforce or negotiate lease terms with prospective or existing tenants or in connection with any financing, sale or syndication of the Project; (k) costs, penalties or fines incurred by Landlord due to Landlord's violation of any federal, state, or local law or regulation except as set forth in Article 6.3(m), (l) any interest or penalties due to late payment by Landlord of any of the Operating Costs, except to the extent such interest on penalty is caused by Tenant's failure to comply with any of Tenant's obligations under the Lease; (m) expenses for any item or service not provided to Tenant but provided exclusively to certain other tenants in the Building; (n) salaries of employees above the grade of building superintendent or building manager; (o) Landlord's general corporate overhead and administrative expenses except as set forth in Articles 6.3(a), (b), (n) and (u); and (p) fees paid to affiliates of Landlord in excess of the fair market value of such services provided in exchange therefore.

      6.5 Taxes - Defined. For the purposes of this Lease, "Taxes" shall mean and include all real property taxes and personal property taxes, general and special assessments, foreseen as well as unforeseen, which are levied or assessed upon or with respect to the Project, any improvements, fixtures, equipment and other property of Landlord, real or personal, located on the Project and used in connection with the operation of all or any portion of the Project, as well as any tax, surcharge or assessment which shall be levied or assessed in addition to or in lieu of such real or personal property taxes and assessments. Taxes shall also include any expenses incurred by Landlord in contesting the amount or validity of any real or personal property taxes and assessments. Taxes shall not, however, include any franchise, gift, estate, inheritance, conveyance, transfer or income tax assessed against Landlord.

      6.6 Waiver. The failure by Landlord to furnish Tenant with a statement of Operating Costs within two (2) years after the date such statement is due shall constitute a waiver by Landlord of its right to require Tenant to pay excess Operating Costs per rentable square foot. The failure by Tenant to complete the inspection permitted in Article 0 below within two (2) years after receipt by Tenant of a statement of Operating Costs shall be deemed a waiver of Tenant's right to require Landlord to refund to Tenant any overpayment by Tenant of Operating Costs paid pursuant to such statement.

      6.7 Inspection Rights. Landlord shall, if requested by Tenant, furnish Tenant any and all reasonable backup information and documentation pertaining to any component Operating Costs. Tenant or its authorized agent shall have the right, within two (2) years after receipt of Landlord's itemized statement of Operating Costs, upon ten (10) days prior written notice to Landlord, to inspect, at Landlord's main accounting offices, Landlord's books and records regarding Operating Costs. Landlord agrees to maintain its books and records at its main accounting offices for a minimum of two (2) years following the expiration of each accounting year to which such books and records pertain. In the event Tenant's audit shall disclose that Landlord has overstated Tenant's pro rata share of Operating Costs by three percent (3%) or more during any two
(2) accounting years, then Landlord shall pay for the reasonable costs of the audit. Any refund due Tenant shall be payable in any event.

                      7. CONDITION, REPAIRS AND ALTERATIONS

      7.1 Condition. The respective obligations of Landlord and Tenant with respect to the condition of the Leased Premises are set forth on Exhibit H to this Lease.

      7.2 Alterations and Improvements. Tenant may place partitions and fixtures and may make improvements and other alterations to the interior of the Leased Premises at Tenant's expense, provided, however, that prior to commencing any structural work or any other work costing in excess of Twenty Thousand and No/100 Dollars ($20,000.00), Tenant shall first obtain the written consent of Landlord to the proposed work, including the plans, specifications, the proposed architect and/or contractor(s) for such alterations and/or improvements and the materials used in connection with such alterations, including, without limitation, paint, carpeting, wall or window coverings and the use of carpet glues and other chemicals for installation of such materials. At least ten (10) days prior to the commencement of any construction in the Leased Premises, Tenant shall deliver to Landlord copies of the plans and specifications for the contemplated work and shall identify the contractor(s) selected by Tenant to perform such work. Landlord may, as a condition to consenting to such work, require that Tenant provide security adequate in Landlord's judgment so that the improvements or other alterations to the Leased Premises will be completed in a good, workmanlike and lien free manner. All such improvements or alterations must conform to and be in substantial accordance in quality and appearance with the quality and appearance of the improvements in the remainder of the Building. All such improvements shall be the property of Landlord, unless otherwise agreed to in writing by Landlord. Prior to the commencement of such work, Tenant shall provide Landlord with evidence that Tenant's contractor has procured worker's compensation, liability and property damage insurance (naming Landlord as an additional insured) in a form and in an amount approved by Landlord, and evidence that Tenant's architect and/or contractor has procured the necessary permits, certificates and approvals from the appropriate governmental authorities. Tenant acknowledges and agrees that any review by Landlord of Tenant's plans and specifications and/or right of approval exercised by Landlord with respect to Tenant's architect and/or contractor is for Landlord's benefit only and Landlord shall not, by virtue of such review or right of approval, be deemed to make any representation, warranty or acknowledgment to Tenant or to any other person or entity as to the adequacy of Tenant's plans and specifications or as to the ability, capability or reputation of Tenant's architect and/or contractor.

      7.3 Tenant's Obligations. Tenant shall, at Tenant's sole cost and expense, maintain the Leased Premises in a clean, neat and sanitary condition and shall keep the Leased Premises and every part thereof in good condition and repair except where the same is required to be done by Landlord. Tenant hereby waives all rights to make repairs at the expense of Landlord as provided by any law, statute or ordinance now or hereafter in effect. All of Tenant's alterations and/or improvements are the property of the Landlord, unless otherwise agreed to in writing by Landlord, and Tenant shall, upon the expiration or earlier termination of the Lease Term, surrender the Leased Premises, including Tenant's alterations and/or improvements, to Landlord, janitorial clean and in the same condition as when received, ordinary wear and tear excepted. Except as set forth in Article 0 below, Landlord has no obligation to construct, remodel, improve, repair, decorate or paint the Leased Premises or any improvement thereon or part thereof. Tenant shall pay for the cost of all repairs to the Leased Premises not required to be made by Landlord and shall be responsible for any redecorating, remodeling, alteration and painting during the Lease Term as Tenant deems necessary. Tenant shall pay for any repairs to the Leased Premises, the Building, the Property and/or the Project made necessary by any negligence or carelessness of Tenant, its employees or invitees.

      7.4 Landlord's Obligations. Landlord shall (a) make all necessary repairs to the exterior walls, exterior doors, windows and corridors of the Building and Building Common Areas, (b) keep the Building, the Building Common Areas and the Project Common Area in a clean, neat and attractive condition, and (c) keep the Building equipment such as elevators, plumbing, heating, air conditioning and similar Building equipment in good repair, but Landlord shall not be liable or responsible for breakdowns or interruptions in service when reasonable efforts are made to restore such service.

      7.5 Removal of Alterations. Upon the expiration or earlier termination of this Lease, Tenant shall remove from the Leased Premises all movable trade fixtures and other movable personal property, and shall promptly repair any damage to the Leased Premises, the Building, the Property and/or the Project caused by such removal. All such removal and repair shall be entirely at Tenant's sole cost and expense. Immediately upon any termination of this Lease, Landlord may require that Tenant remove from the Leased Premises any alterations, additions, improvements, trade fixtures, equipment, shelving, cabinet units or movable furniture (and other personal property) designated by Landlord to be removed provided that Landlord shall have advised Tenant in Landlord's written consent to such alteration or improvement that Tenant may be required to remove the alteration or improvement upon the expiration or earlier termination of this Lease. In such event, Tenant shall, in accordance with the provisions of Article 0 above, complete such removal (including the repair of any damage caused thereby) entirely at its own expense and within fifteen (15) days after notice from Landlord. All repairs required of Tenant pursuant to the provisions of this Article 0 shall be performed in a manner satisfactory to Landlord, and shall include, but not be limited to, repairing plumbing, electrical wiring and holes in walls, restoring damaged floor and/or ceiling tiles, repairing any other cosmetic damage, and cleaning the Leased Premises.

      7.6 No Abatement. Tenant's covenants and obligations under this Lease, including without limitation, Tenant's obligation to pay Annual Basic Rent and Additional Rent, shall not be reduced or abated in any manner whatsoever by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord's making any repairs or changes which Landlord is required or permitted to make pursuant to the terms of this Lease or by any other tenant's Lease or are required by law to be made in and to any portion of the Leased Premises, the Building, the Property or the Project. Landlord shall, nevertheless, use reasonable efforts to minimize any interference with Tenant's business in the Leased Premises.

                                  8.  SERVICES

      8.1 Climate Control. Landlord shall provide reasonable climate control to the Leased Premises during the Building Hours as is suitable for the comfortable use and occupation of the Leased Premises, excluding, however, air conditioning or heating for electronic data processing or other equipment requiring extraordinary climate control.

      8.2 Janitorial and Other Services. Landlord shall make janitorial and cleaning services available to the Leased Premises as set forth in Exhibit "K" at least five (5) evenings per week, except recognized federal, state or local holidays. Tenant shall pay to Landlord, within five (5) days after receipt of Landlord's bill, the reasonable costs incurred by Landlord for extra cleaning in the Leased Premises required because of (a) misuse or neglect on the part of Tenant, its employees or invitees, (b) use of portions of the Leased Premises for special purposes requiring greater or more difficult cleaning work than office areas, (c) interior glass partitions or unusual quantities of glass surfaces, (d) non-building standard materials or finishes installed by Tenant or at its request, and (e) removal from the Leased Premises of refuse and rubbish of Tenant in excess of that ordinarily accumulated in general office occupancy or at times other than Landlord's standard cleaning times. Landlord shall also furnish elevator service during the Building Hours to be used by Tenant in common with others. At least one elevator shall remain in service during all other hours. Landlord shall make day porter service available to Tenant in common with others as typically available in comparable office buildings in the Phoenix, Arizona metropolitan area.

      8.3 Electricity. Landlord shall, at all times, furnish reasonable amounts of electric current as required for normal and usual lighting purposes and for office machines and equipment such as personal computers, typewriters, adding machines, copying machines, calculators and similar machines and equipment normally utilized in general office use. Tenant's use of electric energy in the Leased Premises shall not at any time exceed the capacity of any of the risers, piping, electrical conductors and other equipment in or serving the Leased Premises. In order to insure that such capacity is not exceeded and to avert any possible adverse effect on the Building's electric system, Tenant shall not, without Landlord's prior written consent in each instance, connect appliances, machines using current in excess of 120 volts or heavy-duty equipment other than ordinary office equipment to the Building's electric system or make any alterations or additions to the Building's electric system. Should Landlord grant such consent, all additional risers, piping and electrical conductors and other equipment therefor shall be provided by Landlord and the cost thereof shall be paid by Tenant within thirty (30) days after receipt of Landlord's bill.

      8.4 Water. Landlord shall furnish cold and heated water for drinking and lavatory purposes to the Building Common Areas and the Leased Premises (but only to the extent described in the Tenant Improvement Plans). Cost of water used in the Leased Premises shall be paid by Tenant.

      8.5 Light Bulbs. Landlord shall perform such replacement of lamps, fluorescent tubes and lamp ballasts in the Leased Premises and in the Building as may be required from time to time. If the lighting fixtures in the Leased Premises are other than those furnished at the beginning of the Lease Term, Tenant shall pay Landlord's charge for replacing the lamps, lamp ballasts and fluorescent tubes in such lighting fixtures within ten (10) days after receipt of Landlord's bill.

      8.6 Heat Generating Equipment. Whenever heat generating machines or equipment used in the Leased Premises affect the temperature otherwise maintained by the climate control system (as determined by an engineer reasonably acceptable to both Landlord and Tenant), Landlord shall have the right to install supplementary air-conditioning units in the Leased Premises and the cost thereof, including the cost of installation, operation and maintenance shall be paid by Tenant to Landlord within thirty (30) days after receipt by Tenant of Landlord's statement.

      8.7 Separate Meters. Landlord may install separate meters for the Leased Premises to register the usage of all or any one of the utilities serving the Leased Premises at Landlord's sole cost and expense (subject to reimbursement as an Operating Cost) and in such event, Tenant shall pay for the actual cost of utility usage as metered (a) during other than Building Hours, or (b) which is in excess of that usage customary for general office use within the Building.

      8.8 Additional Services. Tenant shall pay to Landlord, monthly as billed, as Additional Rent, Landlord's actual cost for services furnished by Landlord to Tenant in excess of that agreed to be furnished by Landlord pursuant to this
Article 0, including, but not limited to (a) any utility services utilized by Tenant during other than Building Hours or for computers, data processing equipment or other electrical equipment in excess of the amounts of electric current used for general office use within the Project, and (b) climate control in excess of that agreed to be furnished by Landlord pursuant to Article 0 above or provided at times other than Building Hours. In the event that Landlord shall not have installed separate meters, Landlord shall bill Tenant for such climate control services at an initial rate of Five and No/100 Dollars ($5.00) per hour, per zone of the Leased Premises.

      8.9 Interruptions in Service. Landlord does not warrant that any of the foregoing services or any other services which Landlord may supply will be free from interruption. Tenant acknowledges that any one or more of such services may be suspended by reason of accident, repairs, inspections, alterations or improvements necessary to be made, or by strikes or lockouts, or by reason of operation of law, or by causes beyond the reasonable control of Landlord. Landlord shall not be liable for and Tenant shall not be entitled to any abatement or reduction of Annual Basic Rent or Additional Rent by reason of any disruption of the services to be provided by Landlord pursuant to this Lease unless (i) the cause of the disruption is within Landlord's reasonable control and is due to Landlord's negligence; and (ii) such disruption has a material adverse effect on Tenant's business; and (iii) such disruption continues for three (3) consecutive business days.

                      9.  LIABILITY AND PROPERTY INSURANCE

      9.1 Liability Insurance. Tenant shall, during the Lease Term, keep in full force and effect, a policy or policies of commercial general liability insurance for personal injury (including wrongful death) and damage to property covering
(a) any occurrence in the Leased Premises, (b) any act or omission by Tenant, by any subtenant of Tenant, or by any of their respective invitees, agents, servants or employees anywhere in the Leased Premises or the Project, (c) the business operated by Tenant and by any subtenant of Tenant in the Leased Premises, and (d) the contractual liability of Tenant to Landlord pursuant to the indemnification provisions of Article 0 below, which coverage shall not be less than One Million and No/100 Dollars ($1,000,000.00) per occurrence and Two Million and No/100 Dollars ($2,000,000.00) combined single limit. If Landlord shall so request, Tenant shall increase the amount of such liability insurance to the amount then customary for premises and uses similar to the Leased Premises and Tenant's use thereof. The liability policy or policies shall contain an endorsement naming Landlord, its partners or members (as applicable), Landlord's lender and management agent and any persons, firms or corporations designated by Landlord in written notice to Tenant as additional insureds, and shall provide that the insurance carrier shall have the duty to defend and/or settle any legal proceeding filed against Landlord seeking damages based upon bodily injury or property damage liability even if any of the allegations of such legal proceedings are groundless, false or fraudulent.

      9.2 Property Insurance. Tenant shall, during the Lease Term, keep in full force and effect, a policy or policies of insurance with "Special Form Coverage," including coverage for vandalism or malicious mischief, insuring the Tenant Improvements as defined on Exhibit H hereto and Tenant's alterations and/or improvements made pursuant to Article 0 above and Tenant's stock in trade, furniture, personal property, fixtures, equipment and other items in the Leased Premises, with coverage in an amount equal to the full replacement cost thereof.

      9.3 Worker's Compensation Insurance. Tenant shall, during the Lease Term, keep in full force and effect, a policy or policies of worker's compensation insurance with an insurance carrier and in amounts approved by the Industrial Commission of the State of Arizona.

      9.4 Business Interruption Insurance. Tenant shall, during the Lease Term, keep in full force and effect, a policy or policies of business interruption insurance in an amount equal to twelve (12) monthly installments of Annual Basic Rent and Additional Rent payable to Landlord, together with the taxes thereon, insuring Tenant against losses sustained by Tenant as a result of any cessation or interruption of Tenant's business in the Leased Premises for any reason.

      9.5 Insurance Requirements. Each insurance policy and certificate thereof obtained by Tenant pursuant to this Lease shall contain a clause that the insurer will provide Landlord, its partners and any persons, firms or corporations designated by Landlord with at least thirty (30) days prior written notice of any material change, non-renewal or cancellation of the policy. Each such insurance policy shall be with an insurance company authorized to do business in the State of Arizona and reasonably acceptable to Landlord. Certified copies of all insurance policies evidencing the coverage under each such policy, as well as a certified copy of the required additional insured endorsement(s) shall be delivered to Landlord prior to commencement of the Lease Term. Each such policy shall provide that any loss payable thereunder shall be payable notwithstanding (a) any act, omission or neglect by Tenant or by any subtenant of Tenant, or (b) any occupation or use of the Leased Premises or any portion thereof by Tenant or by any subtenant of Tenant for purposes more hazardous than permitted by the terms of such policy or policies, or (c) any foreclosure or other action or proceeding taken by any mortgagee or trustee pursuant to any provision of any mortgage or deed of trust covering the Leased Premises, the Building, the Property or the Project, or (d) any change in title or ownership of the Property. All insurance policies required pursuant to this Article 0 shall be written as primary policies, not contributing with or in excess of any coverage which Landlord may carry. Tenant shall procure and maintain all policies entirely at its own expense and shall, at least twenty (20) days prior to the expiration of such policies, furnish Landlord with certified copies of replacement policies or renewal certificates for existing policies in conformance with Accord Form No. 27 (March 1993). Tenant shall not do or permit to be done anything which shall invalidate the insurance policies maintained by Landlord or the insurance policies required pursuant to this Article 0 or the coverage thereunder. If Tenant or any subtenant of Tenant does or permits to be done anything which shall increase the cost of any insurance policies maintained by Landlord, then Tenant shall reimburse Landlord for any additional premiums attributable to any act or omission or operation of Tenant or any subtenant of Tenant causing such increase in the cost of insurance. Any such amount shall be payable as Additional Rent within five (5) days after receipt by Tenant of a bill from Landlord. All policies of insurance shall name both Landlord and Tenant (and/or such other party or parties as Landlord may require) as insureds and shall be endorsed to indicate that the coverage provided shall not be invalid due to any act or omission on the part of Landlord.

      9.6 Co-Insurance. If on account of the failure of Tenant to comply with the provisions of this Article 0, Landlord is deemed a co-insurer by its insurance carrier, then any loss or damage which Landlord shall sustain by reason thereof shall be borne by Tenant, and shall be paid by Tenant within five
(5) days after receipt of a bill therefor.

      9.7 Adequacy of Insurance. Landlord makes no representation or warranty to Tenant that the amount of insurance to be carried by Tenant under the terms of this Lease is adequate to fully protect Tenant's interests. If Tenant believes that the amount of any such insurance is insufficient, Tenant is encouraged to obtain, at its sole cost and expense, such additional insurance as Tenant may deem desirable or adequate. Tenant acknowledges that Landlord shall not, by the fact of approving, disapproving, waiving, accepting, or obtaining any insurance, incur any liability for or with respect to the amount of insurance carried, the form or legal sufficiency of such insurance, the solvency of any insurance companies or the payment or defense of any lawsuit in connection with such insurance coverage, and Tenant hereby expressly assumes full responsibility therefor and all liability, if any, with respect thereto.

      9.8 Self-Insurance. Tenant shall have the right to self-insure for the liability insurance, the property insurance and the business interruption insurance required by Articles 0, 0 and 9.4, respectively, subject to the requirements of this Article 0:

            (a) For purposes of this Article 0, "self-insurance" shall mean that Tenant is itself acting as though it were the insurance company providing the insurance required under the provisions of this Article 0 and Tenant shall pay any amounts due in lieu of insurance proceeds as required under the provisions of this Lease, which amounts shall be treated as insurance proceeds for all purposes under this Lease.

            (b) All amounts which Tenant pays or is required to pay and all losses or damages resulting from risks for which Tenant has elected to self-insure shall be subject to the waiver of subrogation provisions in Article 0 below and shall not limit Tenant's indemnification obligations set forth in
Article 0 below.

            (c) Tenant's right to self-insure and to continue to self-insure is conditioned upon and subject to:

                  (i) The Tenant having a net worth, calculated in accordance with generally accepted accounting principles, consistently applied, of at least One Hundred Million Dollars ($100,000,000.00).

                  (ii) The Tenant providing an audited financial statement, prepared in accordance with generally accepted accounting principles, consistently applied, to Landlord on or before the date which is thirty (30) days prior to the upcoming annual anniversary of the Commencement Date which establishes and confirms that Tenant has the required net worth, unless events occur that make it apparent that such net worth has diminished below the required level (such as the bankruptcy of Tenant), in which event Tenant shall not be permitted to continue to self-insure; and

                  (iii) The Tenant maintaining appropriate loss reserves which are actuarially derived in accordance with accepted standards of the insurance industry and accrued (i.e., charged against earnings) or otherwise funded.

            (d) In the event that Tenant elects to self-insure and an event or claim occurs for which a defense and/or coverage would have been available from the insurance company Tenant shall:

                  (i) undertake the defense of any such claim, including a defense of Landlord, at Tenant's sole cost and expense, and

                  (ii) use its own funds to pay any claim or replace any property or otherwise provide the funding which would have been available from insurance proceeds but for such election by Tenant to self-insure.

            (e) In the event Tenant has the right and elects that it will not operate its business in the Leased Premises after the Leased Premises are damaged or destroyed, Landlord shall have the right to determine that the self-insurance proceeds either be paid to Landlord:

                  (i) for restoration of the Leased Premises in accordance with
Article 0 below and Tenant's liability and obligations under this Lease shall continue in full force and effect, or

                  (ii) to terminate this Lease in accordance with the provisions of Article 0 below.

            (f) Tenant shall provide Landlord and Superior Mortgagee (defined below) or Superior Lessor (defined below) with certificates of self-insurance specifying the extent of self-insurance coverage hereunder and containing a waiver of subrogation provision reasonably satisfactory to Landlord. Any insurance coverage provided by Tenant shall be for the benefit of Landlord, the Superior Mortgagee and the Superior Lessor as their respective interests may appear.

      9.9   Landlord's Insurance.

            (a) Landlord, shall, at all times from and after the Commencement Date, as a component of Operating Expenses, maintain in effect commercial general liability insurance covering (a) any occurrence in the Project (other than within the Leased Premises), (b) any act or omission by Landlord, or its agent, servants, contractors or employees, anywhere in the Project (other than within the Leased Premises), and (c) the contractual liability of Landlord to Tenant pursuant to the indemnification provisions of Article 17.1 below, which coverage shall not be less than Two Million and No/100 Dollars ($2,000,000.00), combined single limit, per occurrence.

            (b) Landlord shall, at all times from and after the Commencement Date, maintain in effect a policy or policies of "Special Risk" or "Special Peril" insurance insuring the Building with coverage in an amount not less than ninety percent (90%) of the replacement cost thereof (exclusive of the cost of excavations, foundations and footings) from time to time during the Lease Term. Landlord reserves the right to maintain a reasonable deductible in connection with such insurance.

            (c) Landlord's obligation to carry the insurance required in this
Article 0 may be brought within the coverage of any so called blanket policy or policies of insurance carried and maintained by Landlord, provided that the coverage afforded will not be reduced or diminished by reason of the use of such blanket policy of insurance. Landlord shall have the right to self-insure for the liability and casualty insurance required by Article 9.9(a) and (b), provided that Landlord shall have a net worth, calculated in accordance with the generally accepted accounting principles, consistently applied, of at least One Hundred Million and No/100 Dollars ($100,000,000.00). In the event that Landlord elects to self-insure in accordance with the provisions of this Article 9.9(c), Landlord shall give Tenant written notice of such election, accompanied by appropriate evidence demonstrating that Landlord is entitled to self-ensure in accordance with the provisions of this Article 9.9(c).

                               10. RECONSTRUCTION

      10.1 Insured Damage. In the event the Leased Premises are damaged during the Lease Term by fire or other perils covered by Landlord's insurance, Landlord shall:

            (a) Subject to Force Majeure, within a period of ninety (90) days after receipt by Landlord of insurance proceeds and the adjustment of the loss with the Superior Mortgagee and/or the Superior Lessor, as the case may be, and its insurer, and provided there is not then in existence of an Event of Default, commence repair, reconstruction and restoration of the Leased Premises and prosecute the same diligently to completion, in which event this Lease shall continue in full force and effect.

            (b) (i) In the event of a partial or total destruction of either the Leased Premises, the Building, or the Project during the last two (2) years of the Lease Term, Landlord shall have the option to terminate this Lease upon giving written notice to Tenant within sixty (60) days after such destruction. For purposes of this Article 0, "partial destruction" shall be deemed destruction to an extent of at least thirty-three and one-third percent (33.33%) of the then full replacement cost of the Leased Premises, the Building, or the Project as of the date of destruction.

                  (ii) In the event of a partial or total destruction of either the Leased Premises or the Building during the last two (2) years of the Lease Term, Tenant shall have the option to terminate this Lease upon giving written notice to Landlord within sixty (60) days after such destruction. For purposes of this Article 0, "partial destruction" shall be deemed destruction to an extent of at least thirty-three and one-third percent (33.33%) of the then full replacement cost of the Leased Premises or the Building as of the date of destruction.

            (c) In the event that Superior Mortgagee shall require that insurance proceeds be applied against the principal balance due on the Superior Mortgage (defined below), then Landlord may, at Landlord's option and upon one hundred twenty (120) days written notice to Tenant, elect to terminate this Lease.

      10.2 Uninsured Damage. In the event the Leased Premises, the Building or the Project shall be damaged as a result of any casualty not covered by Landlord's insurance, to any extent whatsoever, Landlord may, subject to Force Majeure, within ninety (90) days following the date of the casualty, commence repair, reconstruction or restoration of the Leased Premises, in which event this Lease shall continue in full force and effect, or within such ninety (90) day period elect not to so repair, reconstruct or restore the Leased Premises, the Building or the Project, as the case may be, in which event this Lease shall cease and terminate. In either event, Landlord shall give Tenant written notice of Landlord's intention within such ninety (90) day period.

      10.3 Reconstruction. In the event of any reconstruction of the Leased Premises, the Building or the Project pursuant to this Article 0, such reconstruction shall be in conformity with all city, county, state and federal ordinances, rules and regulations then in existence, as the same may be interpreted and enforced. Notwithstanding that all reconstruction work shall be performed by Landlord's contractor unless Landlord shall otherwise agree in writing, Landlord's obligation to reconstruct the Leased Premises shall be only to the comparable condition of the Leased Premises immediately prior to the Commencement Date. Landlord's obligation to repair and reconstruct the Leased Premises shall be limited to the amount of net proceeds of insurance received by Landlord, subject to reduction pursuant to Article 0 above. Any extra expenses incurred by Landlord in the reconstruction of the Leased Premises, the Building or any other portion of the Project as a result of the violation by Tenant of the terms and conditions set forth in Article 0 below shall be borne by Tenant. Tenant, at Tenant's sole cost and expense, shall be responsible for the repair and restoration of all items of the Tenant Improvements or Tenant's improvements and/or alterations installed pursuant to Article 0 and the replacement of Tenant's stock in trade, trade fixtures, furniture, furnishings and equipment. Tenant shall commence the installation of fixtures, equipment and merchandise promptly upon delivery to Tenant of possession of the Leased Premises and shall diligently prosecute such installation to completion.

      10.4 Termination. Upon any termination of this Lease under any of the provisions of this Article 0, Landlord and Tenant each shall be released without further obligations to the other coincident with the surrender of possession of the Leased Premises to Landlord, except for items which have previously accrued and remain unpaid. In the event of termination, all proceeds from Tenant's property insurance coverage and covering the Tenant Improvements or Tenant's improvements and/or alterations installed pursuant to Article 0 and that would, except for the casualty, have become the property of Landlord pursuant to
Article 0, but excluding proceeds for trade fixtures, merchandise, signs and other removable personal property, shall be disbursed and paid to Landlord.

      10.5 Abatement. In the event of repair, reconstruction and restoration of the Leased Premises, the Minimum Annual Rental and Additional Rent shall be abated proportionately with the degree to which Tenant's use of the Leased Premises is impaired commencing from the date of destruction and continuing during the period of such repair, reconstruction or restoration. Tenant shall continue the operation of Tenant's business at the Leased Premises during any such period to the extent reasonably practicable from the standpoint of prudent business management. Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Leased Premises, or the building of which the Leased Premises are a part, Tenant's personal property or for any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration.

      10.6 Conflict. Landlord and Tenant acknowledge and agree that the provisions of this Article 10 are the result of arms' length negotiations between Landlord and Tenant and that in the event of any conflict between the provisions of this Article 10 and any statutory or common law rights of termination which may arise by reason of any partial or total destruction of the Leased Premises, including the provisions of A.R.S. Section 33-343, the provisions of this
Article 10 shall prevail.

                            11. WAIVER OF SUBROGATION

      Landlord and Tenant each hereby waive their respective rights and the subrogation rights of their respective insurers against the other and any other tenants of space in the Building, the Property or the Project, as well as their respective members, officers, employees, agents, authorized representatives and invitees, with respect to any claims including, but not limited to, claims for injury to any persons, and/or damage to the Leased Premises and/or any fixtures, equipment, personal property, furniture, improvements and/or alterations in or to the Leased Premises, which are caused by or result from (a) risks or damages required to be insured against under this Lease, or (b) risks and damages which are insured against by insurance policies maintained by Tenant from time to time. Landlord and Tenant each shall obtain for the other from their respective insurers under each policy required by this Lease a waiver of all rights of subrogation which such insurers of Tenant and Landlord might otherwise have against Tenant or Landlord, as applicable.

               12. LANDLORD'S RIGHT TO PERFORM TENANT OBLIGATIONS

      Unless otherwise provided herein, all covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense. If Tenant shall fail to pay any sum of money, other than Annual Basic Rent, required to be paid by it hereunder, and such failure shall continue for ten (10) days after notice thereof by Landlord, or Tenant shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for thirty (30) days after notice thereof by Landlord, Landlord may (but shall not be obligated to do so) without waiving or releasing Tenant from any of Tenant's obligations, make any such payment or perform any such other act on behalf of Tenant. All sums so paid by Landlord and all necessary incidental costs, together with interest thereon at the greater of (a) fourteen percent (14%) per annum or (b) the rate of interest per annum publicly announced, quoted or published, from time to time, by Bank One, Arizona, NA, at its Phoenix, Arizona office as its "prime rate" plus four
(4) percentage points, from the date of such payment by Landlord until reimbursement in full by Tenant (the "Default Rate"), shall be payable to Landlord as Additional Rent with the next monthly installment of Annual Basic Rent; provided, however, in no event shall the Default Rate exceed the maximum rate (if any) permitted by applicable law.

                            13. DEFAULT AND REMEDIES

      13.1 Event of Default. The occurrence of any one or more of the following events will constitute an "Event of Default" on the part of Tenant:

            (a) Failure to pay any installment of Annual Basic Rent, any Additional Rent or any other sum required to be paid by Tenant under this Lease when due, and such failure shall continue for seven (7) days after written notice thereof by Landlord to Tenant;

            (b) Failure to perform any of the other covenants or conditions which Tenant is required to observe and perform (except failure in the payment of Annual Basic Rent, Additional Rent or any other monetary obligation contained in this Lease) and such failure shall continue for thirty (30) days (or such shorter period of time as may be specified by Landlord in the event of an emergency) after written notice thereof by Landlord to Tenant, provided that if such default is other than the payment of money and cannot be cured within such thirty (30) day period, then an Event of Default shall not have occurred if Tenant, within such thirty (30) day period, commences curing of such failure and diligently in good faith prosecutes the same to completion and furnishes evidence thereof to Landlord within thirty (30) days thereafter;

            (c) If any warranty, representation or statement made by Tenant to Landlord in connection with this Lease is or was materially false or misleading when made or furnished;

            (d) The occurrence of an Event of Default under any other agreement between Landlord and Tenant;

            (e) Intentionally Omitted;

            (f) Intentionally Omitted;

            (g) The levy of a writ of attachment or execution or other judicial seizure of substantially all of Tenant's assets or its interest in this Lease, such attachment, execution or other seizure remaining undismissed or discharged for a period of sixty (60) days after the levy thereof;

            (h) The filing of any petition by or against Tenant to declare Tenant a bankrupt or to delay, reduce or modify Tenant's debts or obligations, which petition is not discharged within sixty (60) days after the date of filing;

            (i) The filing of any petition or other action taken to reorganize or modify Tenant's or any Guarantor's capital structure, which petition is not discharged within sixty (60) days after the date of filing;

            (j)   If Tenant shall be declared insolvent according to law;

            (k)   A general assignment by Tenant for the benefit of creditors;

            (l) The appointment of a receiver or trustee for Tenant or all or any of their respective property, which appointment is not discharged within sixty (60) days after the date of filing;

            (m) The filing by Tenant of a voluntary petition pursuant to the Bankruptcy Code or any successor thereto or the filing of an involuntary petition against Tenant pursuant to the Bankruptcy Code or any successor legislation, which petition is not discharged within sixty (60) days after the date of filing; or

            (n) The occurrence of an Event of Default under Articles 19.1, 0 or
0.

      13.2 Remedies. Upon the occurrence of an Event of Default under this Lease by Tenant, Landlord may, without prejudice to any other rights and remedies available to a landlord at law, in equity or by statute, exercise one or more of the following remedies, all of which shall be construed and held to be cumulative and non-exclusive: (a) Terminate this Lease and re-enter and take possession of the Leased Premises, in which event, Landlord is authorized to make such repairs, redecorating, refurbishments or improvements to the Leased Premises as may be necessary in the reasonable opinion of Landlord acting in good faith for the purposes of reletting the Leased premises and the costs and expenses incurred in respect of such repairs, redecorating and refurbishments and the expenses of such reletting (including brokerage commissions) shall be paid by Tenant to Landlord within five (5) days after receipt of Landlord's statement;

or (b) Without terminating this Lease, re-enter and take possession of the Leased Premises; or (c) Without such re-entry, recover possession of the Leased Premises in the manner prescribed by any statute relating to summary process, and any demand for Annual Basic Rent, re-entry for condition broken, and any and all notices to quit, or other formalities of any nature to which Tenant may be entitled, are hereby specifically waived to the extent permitted by law; or (d) Without terminating this Lease, Landlord may relet the Leased Premises as Landlord may see fit without thereby voiding or terminating this Lease, and for the purposes of such reletting, Landlord is authorized to make such repairs, redecorating and refurbishments or improvements to the Leased Premises as may be necessary in the reasonable opinion of Landlord acting in good faith for the purpose of such reletting, and if a sufficient sum is not realized from such reletting (after payment of all costs and expenses of such repairs, redecorating and refurbishments and expenses of such reletting (including brokerage commissions) and the collection of rent accruing therefrom) each month to equal the Annual Basic Rent and Additional Rent payable hereunder, then Tenant shall pay such deficiency each month within five (5) days after receipt of Landlord's statement; or (e) Landlord may declare immediately due and payable the present value of the remaining installments of Annual Basic Rent and Additional Rent (utilizing the discount rate of the Federal Reserve Bank situated nearest to the location of the Building at the time of Landlord's declaration plus one (1) percentage point), and such amount, less the present value of the fair rental value of the Leased Premises for the remainder of the Lease Term (utilizing the discount rate of the Federal Reserve Bank situated nearest to the location of the Building at the time of Landlord's declaration plus one (1) percentage point) shall be paid by Tenant within five (5) days after receipt of Landlord's statement. Landlord shall not by re-entry or any other act, be deemed to have terminated this Lease, or the liability of Tenant for the total Annual Basic Rent and Additional Rent reserved hereunder or for any installment thereof then due or thereafter accruing, or for damages, unless Landlord notifies Tenant in writing that Landlord has so elected to terminate this Lease. In no event shall Tenant be responsible to Landlord for any special or consequential damages. After the occurrence of an Event of Default, the acceptance of Annual Basic Rent or Additional Rent, or the failure to re-enter by Landlord shall not be deemed to be a waiver of Landlord's right to thereafter terminate this Lease and exercise any other rights and remedies available to it, and Landlord may re-enter and take possession of the Leased Premises as if no Annual Basic Rent or Additional Rent had been accepted after the occurrence of an Event of Default. Upon an Event of Default, Tenant shall also pay to Landlord all costs and expenses incurred by Landlord, including court costs and attorneys' fees, in retaking or otherwise obtaining possession of the Leased Premises, removing and storing all equipment, fixtures and personal property on the Leased Premises and otherwise enforcing any of Landlord's rights, remedies or recourses arising as a result of an Event of Default.

      13.3 Additional Remedies. All of the remedies given to Landlord in this Lease in the event Tenant commits an Event of Default are in addition to all other rights or remedies available to a landlord at law, in equity or by statute, including, without limitation, the right to seize and sell all goods, equipment and personal property of Tenant located in the Leased Premises and apply the proceeds thereof to all due and unpaid Annual Basic Rent, Additional Rent and other amounts owing under the Lease. All rights, options and remedies available to Landlord shall be construed and held to be cumulative, and no one of them shall be exclusive of the other.

      13.4 Interest on Past Due Amounts. In addition to the late charge described in Article 0 below, if any installment of Annual Basic Rent or Additional Rent is not paid within thirty (30) days of the date when due, it shall bear interest at the Default Rate; provided, however, this provision shall not relieve Tenant from any default in the making of any payment at the time and in the manner required by this Lease; and provided, further, in no event shall the Default Rate exceed the maximum rate (if any) permitted by applicable law.

      13.5 Landlord Default. In the event Landlord should neglect or fail to perform or observe any of the covenants, provisions or conditions contained in this Lease on its part to be performed or observed, and such failure continues for thirty (30) days after written notice of default (or if more than thirty
(30) days shall be required because of the nature of the default, if Landlord shall fail to commence the curing of such default within such thirty (30) day period and proceed diligently thereafter), then Landlord shall be responsible to Tenant for any actual damages sustained by Tenant as a result of Landlord's breach, but not special or consequential damages. Should Tenant give written notice to Landlord to correct any default, Tenant shall give similar notice to the holder of any mortgages or deeds of trust against the Building or the lessor of any ground lease, and prior to any cancellation of this Lease, the holder of such mortgage or deed of trust and/or the lessor under such ground lease shall be given a reasonable period of time to correct or remedy such default. If and when such holder of such mortgage or deed of trust and/or the lessor under any such ground lease has made performance on behalf of Landlord, the default of Landlord shall be deemed cured.

                                14. LATE PAYMENTS

      Tenant hereby acknowledges that the late payment by Tenant to Landlord of any monthly installment of Annual Basic Rent, any Additional Rent or any other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Such costs include but are not limited to processing, administrative and accounting costs. Accordingly, if any monthly installment of Annual Basic Rent, any Additional Rent or any other sum due from Tenant shall not be received by Landlord within five (5) days after the date when due, Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount or Two Hundred and No/100 Dollars ($200.00), whichever is greater. Tenant acknowledges that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payments by Tenant. With respect to any late payment by Tenant that is subject to a late charge, the acceptance of payment in full of all amounts past due and the applicable late charge by Landlord shall constitute a waiver of Tenant's default with respect to such overdue amount, and shall prevent Landlord from exercising any of the other rights and remedies available to Landlord with respect to that particular default by Tenant. Nothing contained in this Article 0 shall be deemed to condone, authorize, sanction or grant to Tenant an option for the late payment of Annual Basic Rent, Additional Rent or any other sum due hereunder.

                          15. ABANDONMENT AND SURRENDER

      15.1 Abandonment. Tenant shall not abandon the Leased Premises at any time during the Lease Term. No act or thing done by Landlord or by any agent or employee of Landlord during the Lease Term shall be deemed an acceptance of a surrender of the Leased Premises unless such acceptance is expressed in writing and duly executed by Landlord. Unless Landlord so agrees in writing, the delivery of the key to the Leased Premises to any employee or agent of Landlord shall not operate as a termination of this Lease or as a surrender of the Leased Premises.

      15.2 Surrender. Tenant shall, upon the expiration or earlier termination of this Lease, peaceably surrender the Leased Premises, including any Tenant Improvements and Tenant's improvements and/or alterations installed pursuant to
Article 0, in a janitorial clean condition and otherwise in as good condition as when Tenant took possession, except for (i) reasonable wear and tear subsequent to the last repair, replacement, restoration, alteration or renewal; (ii) loss by fire or other casualty, and (iii) loss by condemnation. If Tenant shall abandon the Leased Premises, any personal property and fixtures belonging to Tenant and left in the Leased Premises shall be deemed abandoned and, at Landlord's option, title shall pass to Landlord under this Lease as by a bill of sale. Landlord may, however, if it so elects, remove all or any part of such personal property from the Leased Premises and the costs incurred by Landlord in connection with such removal, including storage costs and the cost of repairing any damage to the Leased Premises, the Building and/or the Project caused by such removal shall be paid by Tenant within five (5) days after receipt of Landlord's statement. Upon the expiration or earlier termination of this Lease, Tenant shall surrender to Landlord all keys to the Leased Premises and shall inform Landlord of the combination of any vaults, locks and safes left on the Leased Premises. The obligations of Tenant under this Article 0 shall survive the expiration or earlier termination of this Lease. Tenant shall indemnify Landlord against any loss or liability resulting from delay by Tenant in so surrendering the Premises, including, without limitation, any claims made by any succeeding Tenant founded on such delay. Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating the Leased Premises for the express purpose of arranging a meeting with Landlord for a joint inspection of the Leased Premises.

                       16. INDEMNIFICATION AND EXCULPATION

      16.1 Indemnification. Tenant shall indemnify, protect, defend and hold Landlord harmless from and against, and shall be responsible for, all claims, damages, losses, costs, liens, encumbrances, liabilities and expenses, including reasonable attorneys', accountants' and investigators' fees and court costs (collectively, the "Claims"), arising in whole or in part from Tenant's use of all or any part of the Leased Premises, the Building and/or the Project or the conduct of Tenant's business or from any activity, work or thing done, permitted or suffered by Tenant or by any invitee, servant, agent, employee or subtenant of Tenant in the Leased Premises, the Building and/or the Project, and shall further indemnify, protect, defend and hold Landlord harmless from and against, and shall be responsible for, all Claims arising in whole or in part from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease or arising in whole or in part from any act, neglect, fault or omission by Tenant or by any invitee, servant, agent, employee or subtenant of Tenant anywhere in the Leased Premises, the Building and/or the Project. In case any action or proceeding is brought against Landlord to which this indemnification shall be applicable, Tenant shall pay all Claims resulting therefrom and shall defend such action or proceeding, if Landlord shall so request, at Tenant's sole cost and expense, by counsel reasonably satisfactory to Landlord. The obligations of Tenant under this Article 0 shall survive the expiration or earlier termination of this Lease. Except for the negligence or willful misconduct of Tenant, its employees, agents, servants, contractors, subtenants and assignees, or a breach of this Lease by Tenant or Tenant's employees, agents, contractors or servants, subtenants or assignees Landlord hereby indemnifies and agrees to hold Tenant harmless for, from and against any and all liability, claims, demands, damages, expenses, fees (including attorney's fees), fines, penalties, suits, procedures, actions and causes of action of any and every kind or nature which either (i) arise from, or in connection with, any negligence or willful misconduct of the Landlord except in connection with the Leased Premises to the extent covered by the insurance maintained or required to be maintained by Tenant pursuant to Article 0; or (ii) result from any default, breach, violation or non-performance of this Lease or any provision of this Lease by Landlord.

      16.2 Exculpation. Neither Landlord nor its agents or employees shall be liable for (i) any injury or damage to persons or property resulting from any cause, including, but not limited to, fire, explosion, falling plaster, steam, gas, electricity, sewage, odor, noise, water or rain which may leak from any part of the Building or from the pipes, appliances or plumbing works therein, or from the roof of any structure on the Property or the Project, or from any streets or subsurfaces on or adjacent to the Building, the Property or the Project, or from any other place or resulting from dampness or any other causes whatsoever, (ii) any defects in the Leased Premises, the Building and/or the Project, nor shall Landlord be liable for the negligence or misconduct, including, but not limited to, criminal acts, by maintenance or other personnel or contractors serving the Leased Premises, the Building and/or the Project, other tenants or third parties, unless caused by the negligence or wilful misconduct of Landlord, its agents or employees. All property of Tenant kept or stored on the Project shall be so kept or stored at the risk of Tenant only, and Tenant shall indemnify, defend and hold Landlord harmless from and against, and shall be responsible for, any Claims arising out of damage to the same, including subrogation claims by Tenant's insurance carriers, unless such damage shall be caused by the willful act or gross neglect of Landlord and through no fault of Tenant. None of the events or conditions set forth in this Article 0 shall be deemed a constructive or actual eviction or result in a termination of this Lease, nor shall Tenant be entitled to any abatement or reduction of Annual Basic Rent or Additional Rent by reason thereof. Tenant shall give prompt notice to Landlord with respect to any defects, fires or accidents which Tenant observes in the Leased Premises, the Building and/or the Project.

                              17. ENTRY BY LANDLORD

      Landlord reserves and shall at any and all times have the right, with prior notice to Tenant, to enter the Leased Premises, to inspect the same, to supply janitorial service and other services to be provided by Landlord to Tenant hereunder, to submit the Leased Premises to prospective purchasers or tenants, to post notices of non-responsibility, and to alter, improve or repair the Leased Premises and any portion of the Building of which the Leased Premises are a part, without abatement of Annual Basic Rent or Additional Rent, and may for that purpose erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, always providing that access into the Leased Premises shall not be blocked thereby, and further providing that the business of Tenant shall not be interfered with unreasonably. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all the doors in, upon or about the Leased Premises, excluding Tenant's vaults and safes, and Landlord shall have the right to use any and all means which Landlord may deem proper to open such doors in an emergency in order to obtain entry to the Leased Premises, and any entry to the Leased Premises obtained by Landlord by any such means or otherwise shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Leased Premises or an eviction of Tenant from all or any portion of the Leased Premises. Nothing in this Article 0 shall be construed as obligating Landlord to perform any repairs, alterations or maintenance except as otherwise expressly required elsewhere in this Lease.

                             18. SUBSTITUTE PREMISES

      18.1 Relocation of Leased Premises. Landlord may, before or after the Commencement Date, request by notice to Tenant, to substitute for the Leased Premises other office space in the Project (the "Substitute Premises") designated by Landlord, provided that the Substitute Premises shall contain at least the same useable area as the Leased Premises and have a configuration substantially similar to the Leased Premises. Tenant shall not be relocated by Landlord without Tenant's prior written consent to such request. Landlord's notice shall be accompanied by a plan of the Substitute Premises. In the event that Tenant shall consent to relocation, Tenant shall vacate and surrender the Leased Premises and shall occupy the Substitute Premises promptly (and, in any event, not later than fifteen (15) days) after Landlord has substantially completed the work to be performed by Landlord in the Substitute Premises pursuant to Article 0 below. Tenant shall pay the same Annual Basic Rent and Additional Rent with respect to the Substitute Premises as was payable with respect to the Leased Premises. This Lease shall remain in full force and effect and the Substitute Premises shall thereafter be deemed to be the Leased Premises.

      18.2 Compensation to Tenant. In the event Tenant shall have consented to relocation to Substitute Premises, Tenant shall not be entitled to any compensation for any inconvenience or interference with Tenant's business, nor any abatement or reduction of Annual Basic Rent or Additional Rent, but Landlord shall, at Landlord's expense perform the following:

            (a) Furnish and install in the Substitute Premises fixtures, equipment, improvements, appurtenances and leasehold improvements at least equal in kind and quality to those contained or to be contained in the Leased Premises at the time such notices of substitution is given by Landlord;

            (b) Provide personnel to perform, under Tenant's direction, the moving of Tenant's personal property and trade fixtures from the Leased Premises to the Substitute Premises;

            (c) Promptly reimburse Tenant for Tenant's actual and reasonable out-of-pocket costs incurred in connection with the relocation of any telephone or other communications equipment from the Leased Premises to the Substitute Premises; and

            (d) Promptly reimburse Tenant for any other actual and reasonable out-of-pocket costs incurred by Tenant in connection with Tenant's move from Leased Premises to the Substitute Premises, provided such costs are approved by Landlord in advance which approval shall not be unreasonably withheld.

Tenant shall cooperate with Landlord so as to facilitate the performance by Landlord of its obligations under this Article 0 and the prompt surrender by Tenant of the Leased Premises. Without limiting the generality of the preceding sentence, Tenant shall provide Landlord promptly any approvals or instructions and any plans or specifications or any other information reasonably requested by Landlord, and Tenant shall perform promptly in the Substitute Premises any work to be performed therein by Tenant to prepare the same for Tenant's occupancy.

                          19. ASSIGNMENT AND SUBLETTING

      19.1 Consent of Landlord Required. Tenant shall not transfer or assign this Lease or any right or interest hereunder, or sublet the Leased Premises or any part thereof, without first obtaining Landlord's prior written consent, which consent Landlord may not unreasonably withhold, delay or qualify. No transfer or assignment (whether voluntary or involuntary, by operation of law or otherwise) or subletting shall be valid or effective without such prior written consent. Should Tenant attempt to make or allow to be made any such transfer, assignment or subletting, except as aforesaid, or should any of Tenant's rights under this Lease be sold or otherwise transferred by or under court order or legal process or otherwise, then, and in any of the foregoing events Landlord may, at its option, treat such act as an Event of Default by Tenant. Should Landlord consent to a transfer, assignment or subletting, such consent shall not constitute a waiver of any of the restrictions or prohibitions of this Article 0, and such restrictions or prohibitions shall apply to each successive transfer, assignment or subletting hereunder, if any.

      19.2 Deemed Transfers. For the purposes of this Article 0, an assignment shall be deemed to include the following: (a) if Tenant is a partnership, a withdrawal or change (voluntary, involuntary, by operation of law or otherwise) of any of the partners thereof, a purported assignment, transfer, mortgage or encumbrance (voluntary, involuntary, by operation of law or otherwise) by any partner thereof of such partner's interest in Tenant, or the dissolution of the partnership; (b) if Tenant consists of more than one person, a purported assignment, transfer, mortgage or encumbrance (voluntary, involuntary, by operation of law or otherwise) from one person unto the other or others; (c) if Tenant (or a constituent partner of Tenant) is a corporation, any dissolution, merger, consolidation or reorganization of Tenant (or such constituent partner), or any change in the ownership (voluntary, involuntary, by operation of law, creation of new stock or otherwise) of fifty percent (50%) or more of its capital stock from the ownership existing on the date set forth in Article 0 above; (d) if Tenant is an unincorporated association, a purported assignment, transfer, mortgage or encumbrance (voluntary, involuntary, by operation of law or otherwise) of any interest in such unincorporated association; or (e) if Tenant is a limited liability company, a withdrawal or change of any of the members thereof, a purported assignment, transfer, mortgage or encumbrance (voluntary, involuntary, by operation of law or otherwise) by any member of such member's interest in Tenant, or the dissolution of the limited liability company; or (f) the sale of fifty percent (50%) or more in value of the assets of Tenant. Notwithstanding the foregoing, Landlord hereby acknowledges and consents to Tenant's right, without further approval from Landlord but only after written notice to Landlord to sublease the Premises or assign its interest in this Lease (i) to a corporation that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with Tenant; (ii) in the event of the merger or consolidation of Tenant with another corporation; (iii) in the event of a sale or transfer of all or substantially all of the stock of Tenant or substantially all of Tenant's assets; or (iv) in the event of a private placement by Tenant of its shares pursuant to applicable federal and state securities acts (collectively, the "PERMITTED TRANSFERS"). No Permitted Transfer shall relieve Tenant of its liability under this Lease and Tenant shall remain liable to Landlord for the payment of all Annual Basic Rent, Additional Rent and Operating Costs and under performance of all covenants and conditions of this Lease applicable to Tenant. The provisions of Articles 19.4 and 19.5 shall not be applicable to a Permitted Transfer.

      19.3 Delivery of Information. If Tenant wishes at any time to assign this Lease or sublet the Leased Premises or any portion thereof, it shall first notify Landlord of its desire to do so and shall submit in writing to Landlord:
(a) the name of the proposed subtenant or assignee; (b) the nature of the proposed subtenant's or assignee's business to be carried on in the Leased Premises; (c) the terms and the provisions of the proposed sublease or assignment; and (d) such financial information as Landlord may reasonably request concerning the proposed subtenant or assignee. Tenant's failure to comply with the provisions of this Article 0 shall entitle Landlord to withhold its consent to the proposed assignment or subletting.

      19.4 Recapture. If Tenant seeks to assign its interest in this Lease Landlord may, at its option, upon written notice (the "ASSIGNMENT RECAPTURE NOTICE"), to Tenant within thirty (30) days after Landlord's receipt of the information specified in Article 0 above, elect to recapture the Leased Premises, and within sixty (60) days after notice of such election has been given to Tenant, this Lease shall terminate unless Tenant shall, within fifteen
(15) days after delivery of the Assignment Recapture Notice to Tenant, deliver to Landlord written notice withdrawing its notification delivered pursuant to
Article 0. If Tenant seeks to sublet all or any portion of the Leased Premises, Landlord may, at Landlord's option, upon notice to Tenant (the "SUBLEASE RECAPTURE NOTICE") within thirty (30) days after Landlord's receipt of Tenant's notification delivered pursuant to Article 0, elect to recapture such portion of the Leased Premises as Tenant seeks to sublet, and within sixty (60) days after notice of such election has been given to Tenant, this Lease shall terminate as to the portion of the Leased Premises recaptured, unless within fifteen (15) days after delivery to Tenant of the Sublease Recapture Notice, Tenant delivers to Landlord written notice withdrawing its notification delivered pursuant to
Article 0. If all or a portion of the Leased Premises is recaptured by Landlord pursuant to this Article 0, Tenant shall promptly execute and deliver to Landlord a termination agreement setting forth the termination date with respect to the Leased Premises or the recaptured portion thereof, and prorating the Annual Basic Rent, Additional Rent and other charges payable hereunder to such date. If Landlord does not elect to recapture as set forth above, Tenant may thereafter enter into a valid assignment or sublease with respect to the Leased Premises, provided that Landlord consents thereto pursuant to this Article 0, and provided further, that (a) such assignment or sublease is executed within ninety (90) days after Landlord has given its consent, (b) Tenant pays all amounts then owed to Landlord under this Lease, (c) there is not in existence an Event of Default as of the effective date of the assignment or sublease, (d) there have been no material changes with respect to the financial condition of the proposed subtenant or assignee or


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
the business such party intends to conduct in the Leased Premises, and (e) a fully executed original of such assignment or sublease providing for an express assumption by the assignee or subtenant of all of the terms, covenants and conditions of this Lease is promptly delivered to Landlord.

      19.5 Adjustment to Rental. In the event Tenant assigns its interest in this Lease or sublets the Leased Premises, the Annual Basic Rent set forth in
Article 1.13 above, as adjusted, shall be increased effective as of the date of such assignment or subletting by an amount equal to one-half (1/2) of the difference, if any, between the Annual Basic Rent payable pursuant to this Lease, as adjusted, and the rent and other consideration payable by any such assignee or sublessee pursuant to such assignment or sublease. Notwithstanding the foregoing, in no event shall the Annual Basic Rent after any such assignment or subletting be less than the Annual Basic Rent specified in Article 1.13 above, as adjusted.

      19.6 No Release from Liability. Landlord may collect Annual Basic Rent and Additional Rent from the assignee, subtenant, occupant or other transferee, and apply the amount so collected, first to the monthly installments of Annual Basic Rent, then to any Additional Rent and other sums due and payable to Landlord, and the balance, if any, to Landlord, but no such assignment, subletting, occupancy, transfer or collection shall be deemed a waiver of Landlord's rights under this Article 0, or the acceptance of the proposed assignee, subtenant, occupant or transferee. Notwithstanding any assignment, sublease or other transfer (with or without the consent of Landlord), Tenant shall remain primarily liable under this Lease and shall not be released from performance of any of the terms, covenants and conditions of this Lease.

      19.7 Landlord's Expenses. If Landlord consents to an assignment, sublease or other transfer by Tenant of all or any portion of Tenant's interest under this Lease, Tenant shall pay or cause to be paid to Landlord, a transfer fee to reimburse Landlord for administrative expenses and for legal, accounting and other out of pocket expenses incurred by Landlord, which fee shall not exceed Five Hundred and No/100 Dollars ($500.00).

      19.8 Assumption Agreement. If Landlord consents to an assignment, sublease or other transfer by Tenant of all or any portion of Tenant's interest under this Lease, Tenant shall execute and deliver to Landlord, and cause the transferee to execute and deliver to Landlord, an instrument in the form and substance acceptable to Landlord in which (a) the transferee adopts this Lease and assumes and agrees to perform, jointly and severally with Tenant, all of the obligations of Tenant hereunder, (b) Tenant acknowledges that it remains primarily liable for the payment of Annual Basic Rent, Additional Rent and other obligations under this Lease, (c) Tenant subordinates to Landlord's statutory lien, contract lien and security interest, any liens, security interests or other rights which Tenant may claim with respect to any property of transferee and (d) the transferee agrees to use and occupy the Leased Premises solely for the purpose specified in Article 0 and otherwise in strict accordance with this Lease.

      19.9 Withholding Consent. Without limiting the grounds for withholding consent which may be reasonable, it shall be reasonable for Landlord to withhold consent if the proposed assignee or subtenant is a tenant in default of such tenant's lease (or the termination by such assignee or subtenant of such lease to sublease from Tenant will be a default under same) in a building in the Phoenix metropolitan area owned by Landlord or by an affiliate of Landlord or any of Landlord's constituent partners or principals; or if the proposed assignee or subtenant is a governmental or quasi-governmental entity, agency, department or any subdivision thereof; or if the use by the proposed assignee or subtenant would violate the terms of this Lease, or any restrictive use covenant or exclusive rights granted by Landlord; or if the nature of the proposed assignee or subtenant or its business would not be consistent with the operation of a first class, institutional grade office building; or if the proposed assignee or subtenant does not intend to occupy the Premises for its


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
own use, or if the proposed assignee or subtenant is an existing tenant of the Project or the adjoining Pointe Corporate Centre located at 7500 North Dreamy Draw Street, Phoenix, Arizona, or is a prospective tenant of the Project or the adjoining project with whom Landlord or its broker are in active negotiations.

                 20.  USE OF LEASED PREMISES AND RUBBISH REMOVAL

      20.1 Use. The Leased Premises are leased to Tenant solely for the Permitted Use set forth in Article 0 above and for no other purpose whatsoever. Tenant shall not use or occupy or permit the Leased Premises to be used or occupied, nor shall Tenant do or permit anything to be done in or about the Leased Premises nor bring or keep anything therein which will in any way increase the existing rate of or affect any casualty or other insurance on the Building, the Property, the Project or any of their respective contents, or make void or voidable or cause a cancellation of any insurance policy covering the Building, the Property, the Project or any part thereof or any of their respective contents. Tenant shall not do or permit anything to be done in or about the Leased Premises, the Building and/or the Project which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building, the Property or the Project or injure or annoy them. Tenant shall not use or allow the Leased Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Leased Premises, the Building and/or the Project. In addition, Tenant shall not commit or suffer to be committed any waste in or upon the Leased Premises, the Building and/or the Project. Tenant shall not use the Leased Premises, the Building and/or the Project or permit anything to be done in or about the Leased Premises, the Building and/or the Project which will in any way conflict with any matters of record, or any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated, and shall, at its sole cost and expense, promptly comply with all matters of record and all laws, statutes, ordinances and governmental rules, regulations and requirements now in force or which may hereafter be in force and with the requirements of any Board of Fire Underwriters or other similar body now or hereafter constituted, foreseen or unforeseen, ordinary as well as extraordinary, relating to or affecting the condition, use or occupancy of the Project, excluding structural changes not relating to or affected by Tenant's improvements or acts. The judgment of any court of competent jurisdiction or the admission by Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any matters of record, or any law, statute, ordinance or governmental rule, regulation or requirement, shall be conclusive of that fact between Landlord and Tenant. In addition, Tenant shall not place a load upon any floor of the Leased Premises which exceeds the load per square foot which the floor was designed to carry, nor shall Tenant install business machines or other mechanical equipment in the Leased Premises which cause noise or vibration that may be transmitted to the structure of the Building.

      20.2 Rubbish Removal. Tenant shall keep the Leased Premises clean, both inside and outside, subject, however, to Landlord's obligation as set forth in
Article 0 above. Tenant shall not burn any materials or rubbish of any description upon the Leased Premises. Tenant shall keep all accumulated rubbish in covered containers. In the event Tenant fails to keep the Leased Premises in the proper condition, Landlord may cause the same to be done for Tenant and Tenant shall pay the expenses incurred by Landlord on demand, together with interest at the Default Rate, as Additional Rent. Tenant shall, at its sole cost and expense, comply with all present and future laws, orders and regulations of all state, county, federal, municipal governments, departments, commissions and boards regarding the collection, sorting, separation, and recycling of waste products, garbage, refuse and trash. Tenant shall sort and separate such waste products, garbage, refuse and trash into such categories as provided by law. Each separately sorted category of waste products, garbage, refuse and trash shall be placed in separate receptacles reasonably approved by Landlord. Such separate receptacles may, at Landlord's option, be removed from the Leased Premises in accordance with a collection schedule prescribed by law. Landlord reserves the right to refuse to collect or accept from Tenant any waste


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
products, garbage, refuse or trash that is not separated and sorted as required by law, and to require Tenant to arrange for such collection at Tenant's sole cost and expense using a contractor satisfactory to Landlord. Tenant shall pay all costs, expenses, fines, penalties or damages that may be imposed on Landlord or Tenant by reason of Tenant's failure to comply with the provisions of this
Article 0, and, at Tenant's sole cost and expense, Tenant shall indemnify, defend and hold Landlord and Landlord's agents and employees harmless (including legal fees and expenses) from and against, and shall be responsible for, all actions, claims, liabilities and suits arising from such noncompliance, utilizing counsel reasonably satisfactory to Landlord.

                        21. SUBORDINATION AND ATTORNMENT

      21.1 Subordination. This Lease and all rights of Tenant hereunder shall be, at the option of Landlord, subordinate to (a) all matters of record, (b) all ground leases, overriding leases and underlying leases (collectively referred to as the "leases") of the Building, the Property or the Project now or hereafter existing, (c) all mortgages and deeds of trust (collectively referred to as the "mortgages") which may now or hereafter encumber or affect the Building, the Property or the Project, and (d) all renewals, modifications, amendments, replacements and extensions of leases and mortgages and to spreaders and consolidations of the mortgages, whether or not leases or mortgages shall also cover other lands, buildings or leases. The provisions of this Article 0 shall be self-operative and no further instruments of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord, the lessor under any lease or the holder of any mortgage or any of their respective assigns or successors in interest may reasonably request to evidence such subordination. Any lease to which this Lease is subject and subordinate is called a "Superior Lease" and the lessor under a Superior Lease or its assigns or successors in interest is called a "Superior Lessor". Any mortgage to which this Lease is subject and subordinate is called a "Superior Mortgage" and the holder of a Superior Mortgage is called a "Superior Mortgagee". If Landlord, a Superior Lessor or a Superior Mortgagee requires that such instruments be executed by Tenant, Tenant shall execute and deliver such instruments within ten (10) days after request therefor. Tenant waives any right to terminate this Lease because of any foreclosure proceedings. Tenant hereby irrevocably constitutes and appoints Landlord (and any successor Landlord) as Tenant's attorney-in-fact, with full power of substitution coupled with an interest, to execute and deliver to any Superior Lessor or Superior Mortgagee any documents required to be executed by Tenant for and on behalf of Tenant if Tenant shall have failed to do so within ten (10) days after request therefore.

      21.2 Attornment. If any Superior Lessor or Superior Mortgagee (or any purchaser at a foreclosure sale) succeeds to the rights of Landlord under this Lease, whether through possession or foreclosure action, or the delivery of a new lease or deed (a "Successor Landlord"), provided that such Superior Lessor or Superior Mortgagee shall have executed and delivered to Tenant a Non-Disturbance Agreement in a form reasonably acceptable to Landlord and Tenant, Tenant shall attorn to and recognize such Successor Landlord as Tenant's landlord under this Lease and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment.


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
                            22.  ESTOPPEL CERTIFICATE

      Tenant shall, whenever requested by Landlord, within twenty (20) days after written request by Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying: (a) that this Lease is unmodified and in full force and effect, (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect); (b) the dates to which Annual Basic Rent, Additional Rent and other charges are paid in advance, if any; (c) that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder or specifying such defaults if any are claimed; (d) that Tenant has paid Landlord the Security Deposit, (e) the Commencement Date and the scheduled expiration date of the Lease Term, (f) the rights (if any) of Tenant to extend or renew this Lease or to expand the Leased Premises and (g) the amount of Annual Basic Rent, Additional Rent and other charges currently payable under this Lease. In addition, such statement shall provide such other information and facts Landlord may reasonably require. Any such statement may be relied upon by any prospective or existing purchaser, ground lessee or mortgagee of all or any portion of the Property, as well as by any other assignee of Landlord's interest in this Lease. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord; (ii) that there are no uncured defaults in Landlord's performance hereunder; (iii) that Tenant has paid to Landlord the Security Deposit; (iv) that not more than one month's installment of Annual Basic Rent or Additional Rent has been paid in advance; (v) that the Commencement Date and the scheduled expiration date of the Lease Term are as stated therein, (vi) that Tenant has no rights to extend or renew this Lease or to expand the Leased Premises, (vii) that the Annual Basic Rent, Additional Rent and other charges are as set forth therein and (viii) that the other information and facts set forth therein are true and correct.

                                   23.  SIGNS

      Landlord shall retain absolute control over the exterior appearance of the Building and the exterior appearance of the Leased Premises as viewed from the public halls. Tenant shall not install, or permit to be installed, any drapes, shutters, signs, lettering, advertising, or any items that will in any way, in the sole opinion of Landlord, adversely alter the exterior appearance of the Building or the exterior appearance of the Leased Premises as viewed from the public halls or the exterior of the Building. Notwithstanding the foregoing, Landlord shall install, at Tenant's sole cost and expense, letters or numerals at or near the entryway to the Leased Premises provided Tenant obtains Landlord's prior written consent as to size, color, design and location. All such letters or numerals shall be in accordance with the criteria established by Landlord for the Building. In addition, Tenant's name and suite number shall be identified on the Building directory. Notwithstanding any provision of this
Article 23 to the contrary, subject to governmental restrictions, Tenant shall have the right to display its corporate signage in each location utilized as of June 11, 1996 by Colonial Penn and on the monument sign located along 16th Street. Tenant shall reimburse Landlord for all costs and expenses incurred by Landlord in installing such signage.


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
                                  24.  PARKING

      24.1 Parking Facility. Landlord shall provide, operate and maintain parking accommodations (the "Parking Accommodations"), together with necessary access, having a capacity adequate in Landlord's opinion to accommodate the requirements of the Building and the Project. All spaces allocated to Tenant pursuant to Article 0 shall be in parking areas adjacent to the Building, including the parking lot north of Belmont Street. No storage of vehicles or parking for more than twenty-four (24) hours shall be allowed without Landlord's prior written consent. Subject to the terms of the Reserved Covered Parking License in the form attached hereto as Exhibit "E" and Unreserved Parking License in the form attached as Exhibit "G", as applicable, Landlord shall have the right to establish, and from time to time change, alter and amend, and to enforce against all users of the Parking Accommodations, such reasonable requirements and restrictions as Landlord deems necessary and advisable for the proper operation and maintenance of the Parking Accommodations, including, without limitation, designation of particular areas for reserved, visitor and/or employee parking, and establishment of a reasonable rental charge for the use of the Parking Accommodations by tenants of the Building, the Project and/or the general public, as a part of the Rules and Regulations of the Building referenced in Article 31 hereof. Landlord and Tenant acknowledge that Landlord is involved in litigation regarding the parking lot north of Belmont Street (Maricopa County Civil Action No. CV 96-08708). Landlord represents and warrants that notwithstanding such litigation throughout the Lease Term, as same may be extended, Tenant shall have the non-exclusive right to use such parking lot in common with others, subject to and in accordance with the terms and conditions set forth in this Lease.

      24.2 Parking Passes. Tenant is hereby allocated the number of reserved covered, reserved uncovered and unreserved parking passes designated in Article 0 hereof, entitling holders to park in either reserved covered, reserved uncovered or unreserved parking spaces, as the case may be, located in the Parking Accommodations as designated by Landlord from time to time for use by Tenant, its employees and licensees, and for which Tenant shall pay the monthly charges set forth in Article 1.18 hereof. Landlord and Tenant shall execute, prior to the Commencement Date a Reserved Covered Parking License in the form attached hereto as Exhibit "E" and Unreserved Parking License in the form attached as Exhibit "G", as applicable. The unreserved parking spaces shall be available to Tenant, its employees and licensees on a "first come, first serve" basis. Holders of parking passes shall not be entitled to park in visitor parking spaces so designated by Landlord, or in any other parking spaces other than those designated by Landlord for use by holders of parking passes.

                                    25. LIENS

      Tenant shall keep the Leased Premises free and clear of all mechanic's and materialmen's liens. If, because of any act or omission (or alleged act or omission) of Tenant, any mechanics', materialmen's or other lien, charge or order for the payment of money shall be filed or recorded against the Leased Premises, the Property, the Project or the Building, or against any other property of Landlord (whether or not such lien, charge or order is valid or enforceable as such), Tenant shall, at its own expense, cause the same to be canceled or discharged of record within thirty (30) days after Tenant shall have received written notice of the filing thereof, or Tenant may, within such thirty
(30) day period, furnish to Landlord, a bond pursuant to A.R.S. Section 33-1004 (or any successor statute) and satisfactory to Landlord and all Superior Lessors and Superior Mortgagees against the lien, charge or order, in which case Tenant shall have the right to contest, in good faith, the validity or amount thereof.

                                26. HOLDING OVER

      It is agreed that the date of termination of this Lease and the right of Landlord to recover immediate possession of the Leased Premises thereupon is an important and material matter affecting the parties hereto and the rights of third parties, all of which have been specifically considered by Landlord and Tenant. In the event of any continued occupancy or holding over of the Leased Premises without the express written consent of Landlord beyond the expiration or earlier termination of this Lease or of Tenants right to occupy the Leased Premises, whether in whole or in part, or by leaving property on the Leased Premises or otherwise, this Lease shall be deemed a monthly tenancy and Tenant shall pay two (2) times the Annual Basic Rent then in effect, in advance at the beginning of the hold-over month(s), plus any Additional Rent or other charges or payments contemplated in this Lease, and any other costs, expenses, damages, liabilities and attorneys' fees incurred by Landlord on account of Tenant's holding over.

                               27. ATTORNEYS' FEES

      Tenant shall pay to Landlord all amounts for costs (including reasonable attorneys' fees) incurred by Landlord in connection with any breach or default by Tenant under this Lease or incurred in order to enforce or interpret the terms or provisions of this Lease. Such amounts shall be payable within five (5) days after receipt by Tenant of Landlord's statement. In addition, if any action shall be instituted by either of the parties hereto for the enforcement or interpretation of any of their respective rights or remedies in or under this Lease, the prevailing party shall be entitled to recover from the losing party all costs incurred by the prevailing party in such action and any appeal therefrom, including reasonable attorneys' fees to be fixed by the court.

                         28. RESERVED RIGHTS OF LANDLORD

      Landlord reserves the following rights, exercisable without liability to Tenant for damage or injury to property, persons or business and without effecting an eviction, constructive or actual, or disturbance of Tenant's use or possession or giving rise to any claim:

      (a) To name the Building, the Property and the Project and to change the name or street address of the Building, the Property or the Project after ninety
(90) days prior notice to Tenant;

      (b) To install and maintain all signs on the exterior and interior of the Building, the Property and the Project;

      (c) To designate all sources furnishing sign painting and lettering;

      (d) During the last ninety (90) days of the Lease Term, if Tenant has vacated the Leased Premises, to decorate, remodel, repair, alter or otherwise prepare the Leased Premises for re-occupancy, without affecting Tenant's obligation to pay Annual Basic Rent;

      (e) To have pass keys to the Leased Premises and all doors therein, excluding Tenant's vaults and safes;

      (f) On reasonable prior notice to Tenant, to exhibit the Leased Premises to any prospective purchaser, mortgagee, or assignee of any mortgage on the Building, the Property or the Project and to others having interest therein at any time during the Lease Term, and to prospective Tenants during the last six (6) months of the Lease Term;

      (g) To take any and all measures, including entering the Leased Premises for the purposes of making inspections, repairs, alterations, additions and improvements to the Leased Premises or to the Building (including, for the purposes of checking, calibrating, adjusting and balancing controls and other parts of the Building systems) as may be necessary or desirable for the operation, improvement, safety, protection or preservation of the Leased Premises or the Building, or in order to comply with all laws, orders and requirements of governmental or other authorities, or as may otherwise be permitted or required by this Lease; provided, however, that Landlord shall endeavor (except in an emergency) to minimize interference with Tenant's business in the Leased Premises;

      (h) To relocate various facilities within the Building and on the Property and/or the Project if Landlord shall determine such relocation to be in the best interest of the development of the Building, the Property and/or the Project, provided, that such relocation shall not materially restrict access to the Leased Premises;

      (i) To change the nature, extent, arrangement, use and location of the Building Common Areas and the Project Common Areas;

      (j) To make alterations or additions to and to build additional stories on the Building and to build additional buildings or improvements on the Property and on the Project; and

      (k) To install vending machines of all kinds in the Building, and to receive all of the revenue derived therefrom.

Landlord further reserves the exclusive right to the roof of the Building. No easement for light, air, or view is included in the leasing of the Leased Premises to Tenant. Accordingly, any diminution or shutting off of light, air or view by any structure which may be erected on the Property, the Project or other properties in the vicinity of the Building shall in no way affect this Lease or impose any liability upon Landlord. Notwithstanding the foregoing, and subject to governmental restrictions, Tenant may install upon the roof of the Building an antenna or satellite dish. Such satellite dish shall be screened from view and shall not be visible from the streets and roadways adjacent to the Project. The satellite dish shall be installed and maintained by Tenant at its sole cost and expense and shall be operated in a manner that does not unreasonably interfere with the business being conducted by other tenants of the Building. Tenant agrees to use any specified roofing contractor required to comply with the existing roof warranties. Tenant shall be liable for any damage to the roof caused by the installation, maintenance, repair or operation of the satellite dish.

                               29.  EMINENT DOMAIN

      29.1 Taking. If the whole of the Building is lawfully and permanently taken by condemnation or any other manner for any public or quasi-public purpose, or by deed in lieu thereof, this Lease shall terminate as of the date of vesting of title in such condemning authority and the Annual Basic Rent and Additional Rent shall be pro rated to such date. If any part of the Building, Property or Project is so taken, or if the whole of the Building is taken, but not permanently, then this Lease shall be unaffected thereby, except that (a) Landlord may terminate this Lease by notice to Tenant within thirty (30) days after the date of vesting of title in the condemning authority, and (b) if twenty percent (20%) or more of the Leased Premises shall be permanently taken and the remaining portion of the Leased Premises shall not be reasonably sufficient for Tenant to continue operation of its business, Tenant may terminate this Lease by notice to Landlord within thirty (30) days after the date of vesting of title in such condemning authority. This Lease shall terminate on the one hundred twentieth (120th) day after receipt by Landlord of such notice, by which date Tenant shall vacate and surrender the Leased Premises to Landlord. The Annual Basic Rent and Additional Rent shall be pro rated to the earlier of the termination of this Lease or such date as Tenant is required to vacate the Leased Premises by reason of the taking. If this Lease is not terminated as a result of a partial taking of the Leased Premises, the Annual Basic Rent and Additional Rent shall be equitably adjusted according to the rentable area of the Leased Premises and Building remaining.

      29.2 Award. In the event of a taking of all or any part of the Building, the Property or the Project, all of the proceeds or the award, judgment, settlement or damages payable by the condemning authority shall be and remain the sole and exclusive property of Landlord, and Tenant hereby assigns all of its right, title and interest in and to any such award, judgment, settlement or damages to Landlord. Tenant shall, however, have the right, to the extent that the same shall not reduce or prejudice amounts available to Landlord, to claim from the condemning authority, but not from Landlord, such compensation as may be recoverable by Tenant in its own right for relocation benefits, moving expenses, and damage to Tenant's personal property and trade fixtures.

                                  30.  NOTICES

      Any notice or communication given under the terms of this Lease shall be in writing and shall be delivered in person, sent by any public or private express delivery service or deposited with the United States Postal Service or a successor agency, certified or registered mail, return receipt requested, postage pre-paid, addressed as set forth in the Basic Provisions, or at such other address as a party may from time to time designate by notice hereunder. Notice shall be effective upon delivery. The inability to deliver a notice because of a changed address of which no notice was given or a rejection or other refusal to accept any notice shall be deemed to be the receipt of the notice as of the date of such inability to deliver or rejection or refusal to accept. Any notice to be given by Landlord may be given by the legal counsel and/or the authorized agent of Landlord.

                            31. RULES AND REGULATIONS

      Tenant shall abide by all rules and regulations (the "Rules and Regulations") of the Building and the Project imposed by Landlord, as attached hereto as Exhibit "I" or as may hereafter be issued by Landlord. Such Rules and Regulations are imposed to enhance the cleanliness, appearance, maintenance, order and use of the Leased Premises, the Building and the Property, and the proper enjoyment of the Building, the Property and the Project by all tenants and their clients, customers and employees. The Rules and Regulations may be changed from time to time upon ten (10) days notice to Tenant. Breach of the Rules and Regulations, by Tenant shall constitute an Event of Default if such breach is not fully cured within ten (10) days after written notice to Tenant by Landlord. Landlord shall not be responsible to Tenant for nonperformance by any other tenant, occupant or invitee of the Building, the Property or the Project of any Rules or Regulations.

                           32. ACCORD AND SATISFACTION

      No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Annual Base Rent and Additional Rent (jointly called "Rent" in this Article 0), shall be deemed to be other than on account of the earliest stipulated Rent due and not yet paid, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or to pursue any other remedy in this Lease. No receipt of money by Landlord from Tenant after the termination of this Lease, after the service of any notice relating to the termination of this Lease, after the commencement of any suit, or after final judgment for possession of the Leased Premises, shall reinstate, continue or extend the Lease Term or affect any such notice, demand, suit or judgment.

                            33. BANKRUPTCY OF TENANT

      33.1 Chapter 7. If a petition is filed by, or an order for relief is entered against Tenant under Chapter 7 of the Bankruptcy Code and the trustee of Tenant elects to assume this Lease for the purpose of assigning it, the election or assignment, or both, may be made only if all of the terms and conditions of Articles 0 and 0 below are satisfied. If the trustee fails to elect to assume this Lease for the purpose of assigning it within sixty (60) days after appointment, this Lease will be deemed to have been rejected. To be effective, an election to assume this Lease must be in writing and addressed to Landlord and, in Landlord's business judgment, all of the conditions hereinafter stated, which Landlord and Tenant acknowledge to be commercially reasonable, must have been satisfied. Landlord shall then immediately be entitled to possession of the Premises without further obligation to Tenant or the trustee, and this Lease will be terminated. Landlord's right to be compensated for damages in the bankruptcy proceeding, however, shall survive.

      33.2 Chapters 11 and 13. If Tenant files a petition for reorganization under Chapters 11 or 13 of the Bankruptcy Code or a proceeding that is filed by or against Tenant under any other chapter of the Bankruptcy Code is converted to a Chapter 11 or 13 proceeding and Tenant's trustee or Tenant as a debtor-in-possession fails to assume this Lease within sixty (60) days from the date of the filing of the petition or the conversion, the trustee or the debtor-in-possession will be deemed to have rejected this Lease. To be effective, an election to assume this Lease must be in writing and addressed to Landlord and, in Landlord's business judgment, all of the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable, must have been satisfied:


            (a) The trustee or the debtor-in-possession has cured or has provided to Landlord adequate assurance, as defined in this Article 0, that;

                  (1) The trustee will cure all monetary defaults under this Lease within ten (10) days from the date of the assumption; and

                  (2) The trustee will cure all non-monetary defaults under this Lease within thirty (30) days from the date of the assumption.

            (b) The trustee or the debtor-in-possession has compensated Landlord, or has provided to Landlord adequate assurance, as defined in this
Article 0, that within ten (10) days from the date of the assumption Landlord will be compensated for any pecuniary loss it incurred arising from the default of Tenant, the trustee, or the debtor-in-possession as recited in Landlord's written statement of pecuniary loss sent to the trustee or the debtor-in-possession. For purposes of this Lease, pecuniary loss shall include all attorneys' fees and court costs incurred by Landlord in connection with any bankruptcy proceeding filed by or against Tenant.

            (c) The trustee or the debtor-in-possession has provided Landlord with adequate assurance of the future performance of each of Tenant's obligations under the Lease; provided, however, that:

                  (1) If not otherwise required by the terms of this Lease, the trustee or the debtor-in- possession will also pay in advance, on each day that the Annual Basic Rent is payable, one-twelfth of Tenant's estimated annual obligations under the Lease for the Additional Rent.

                  (2) From and after the date of the assumption of this Lease, the trustee or the debtor- in-possession will pay the Annual Basic Rent and Additional Rent as provided in Article 0 above.

                  (3) The obligations imposed upon the trustee or the debtor-in-possession will continue for Tenant after the completion of bankruptcy proceedings.

            (d) Landlord has determined that the assumption of the Lease will not:

                  (1) Breach any provisions in any other lease, mortgage, financing agreement, or other agreement by which Landlord is bound relating to the Property; or

                  (2) Disrupt, in Landlord's judgment, the tenant mix of the Building or the Project or any other attempt by Landlord to provide a specific variety of Tenants in the Building or the Project that, in Landlord's judgment, would be most beneficial to all of the tenants of the Building and the Project and would enhance the image, reputation, and profitability of the Building and the Project.

            (e) For purposes of this Article 0 "adequate assurance" means that:

                  (1) Landlord will determine that the trustee or the debtor-in-possession has, and will continue to have, sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that the trustee or the debtor-in-possession will have sufficient funds to fulfill Tenant's obligations under this Lease and to keep the Leased Premises properly staffed with sufficient employees to conduct a fully operational, actively promoted business on the Leased Premises; and

                  (2) An order will have been entered segregating sufficient cash payable to Landlord and/or a valid and perfected first lien and security interest will have been granted in property of

Tenant, trustee, or debtor-in-possession that is acceptable for value and kind to Landlord, to secure to Landlord the obligation of the trustee or debtor-in-possession to cure the monetary or non-monetary defaults under this Lease within the time periods set forth above.

      33.3 Landlord's Right to Terminate. In the event that this Lease is assumed by a trustee appointed for Tenant or by Tenant as debtor-in-possession under the provisions of Article 0 above and, thereafter, Tenant is either adjudicated a bankrupt or files a subsequent petition for arrangement under chapter 11 of the Bankruptcy Code, then Landlord may terminate, at its option, this Lease and all Tenant's rights under it, by giving written notice of Landlord's election to terminate.

      33.4 Assignment by Trustee. If the trustee or the debtor-in-possession has assumed the Lease, under the terms of Article 0 or 0 above, and elects to assign Tenant's interest under this Lease or the estate created by that interest to any other person, that interest or estate may be assigned only if Landlord acknowledges in writing that the intended assignee has provided adequate assurance, as defined in this Article 0, of future performance of all of the terms, covenants, and conditions of this Lease to be performed by Tenant.

      33.5 Adequate Assurance. For the purposes of this Article 0 "adequate assurance of future performance" means that Landlord has ascertained that each of the following conditions has been satisfied:

            (1) The assignee has submitted a current financial statement, audited by a certified public accountant, that shows a net worth and working capital in amounts determined by Landlord to be sufficient to assure the future performance by the assignee of Tenant's obligations under this Lease;

            (2) If requested by Landlord, the assignee will obtain guarantees, in form and substance satisfactory to Landlord from one or more persons who satisfy Landlord's standards of creditworthiness;

            (3) Landlord has obtained all consents or waivers from any third party required under any lease, mortgage, financing arrangement or other agreement by which Landlord is bound, to enable Landlord to permit the assignment;

            (4) When, pursuant to the Bankruptcy Code, the trustee or the debtor-in-possession is obligated to pay reasonable use and occupancy charges for the use of all or part of the Leased Premises, the charges will not be less than the Annual Basic Rent and Additional Rent.

      33.6 Consent of Landlord. Neither Tenant's interest in the Lease nor any estate of Tenant created in the Lease will pass to any trustee, receiver, assignee for the benefit of creditors, or any other person or entity, or otherwise by operation of law under the laws of any state having jurisdiction of the person or property of Tenant unless Landlord consents in writing to the transfer. Landlord's acceptance of Annual Basic Rent or Additional Rent or any other payments from any trustee, receiver, assignee, person, or other entity will not be deemed to have waived, or waive, the need to obtain Landlord's consent or Landlord's right to terminate this Lease for any transfer of Tenant's interest under this Lease without that consent.

                             34. HAZARDOUS MATERIALS

      34.1 Hazardous Materials Laws. "Hazardous Materials Laws" means any and all federal, state or local laws, ordinances, rules, decrees, orders, regulations or court decisions (including the so-called "common-law") relating to hazardous substances, hazardous materials, hazardous waste, toxic substances, environmental conditions on, under or about the Premises, or soil and ground water conditions, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), as amended, 42 U.S.C. Section 9601, et seq., the Resource Conversation and Recovery Act ("RCRA"), 42 U.S.C. Section 6901, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., any amendments to the foregoing, and any similar federal, state or local laws, ordinances, rules, decrees, orders or regulations.

      34.2 Hazardous Materials. "Hazardous Materials" means any chemical, compound, material, substance or other matter that: (i) is a flammable explosive, asbestos, radioactive material, nuclear medicine material, drug, vaccine, bacteria, virus, hazardous waste, toxic substance, petroleum product, or related injurious or potentially injurious material, whether injurious or potentially injurious by itself or in combination with other materials; (ii) is controlled, designated in or governed by any Hazardous Materials Law; (iii) gives rise to any reporting, notice or publication requirements under any Hazardous Materials Law; or (iv) gives rise to any liability, responsibility or duty on the part of Tenant or Landlord with respect to any third person under any Hazardous Materials Law.

      34.3 Use. Tenant shall not allow any Hazardous Material to be used, generated, released, stored or disposed of on, under or about, or transported from, the Leased Premises, the Building or the Project, unless: (i) such use is specifically disclosed to and approved by Landlord in writing prior to such use; and (ii) such use is conducted in compliance with the provisions of this Article
0. Landlord may approve such use subject to reasonable conditions to protect the Leased Premises, the Building or the Project, and Landlord's interests. Landlord may withhold approval if Landlord determines that such proposed use involves a material risk of a release or discharge of Hazardous Materials or a violation of any Hazardous Materials Laws or that Tenant has not provided reasonable assurances of its ability to remedy such a violation and fulfill its obligations under this Article 0.

      34.4 Compliance With Laws. Tenant shall strictly comply with, and shall maintain the Leased Premises in compliance with, all Hazardous Materials Laws. Tenant shall obtain and maintain in full force and effect all permits, licenses and other governmental approvals required for Tenant's operations on the Leased Premises under any Hazardous Materials Laws and shall comply with all terms and conditions thereof. At Landlord's request, Tenant shall deliver copies of, or allow Landlord to inspect, all such permits, licenses and approvals. Tenant shall perform any monitoring, investigation, clean-up, removal and other remedial work (collectively, "Remedial Work") required as a result of any release or discharge of Hazardous Materials affecting the Leased Premises, the Building or the Project, or any violation of Hazardous Materials Laws by Tenant or any assignee or sublessee of Tenant or their respective agents, contractors, employees, licensees, or invitees. Landlord shall have the right to intervene in any governmental action or proceeding involving any Remedial Work, and to approve performance of the work, in order to protect Landlord's interests.

      34.5 Compliance With Insurance Requirements. Tenant shall comply with the requirements of Landlord's and Tenant's respective insurers regarding Hazardous Materials and with such insurers' recommendations based upon prudent industry practices regarding management of Hazardous Materials.

      34.6 Notice; Reporting. Tenant shall notify Landlord, in writing, within two (2) days after any of the following: (a) a release or discharge of any Hazardous Material, whether or not the release or discharge is in quantities that would otherwise be reportable to a public agency; (b) Tenant's receipt of any order of a governmental agency requiring any Remedial Work pursuant to any Hazardous Materials Laws; (c) Tenant's receipt of any warning, notice of inspection, notice of violation or alleged violation, or Tenant's receipt of notice or knowledge of any proceeding, investigation of enforcement action, pursuant to any Hazardous Materials Laws; or (d) Tenant's receipt of notice or knowledge of any claims made or threatened by any third party against Tenant or the Leased Premises, the Building or the Project, relating to any loss or injury resulting from Hazardous Materials. Tenant shall deliver to Landlord copies of all test results, reports and business or management plans required to be filed with any governmental agency pursuant to any Hazardous Materials Laws.

      34.7 Termination; Expiration. Upon the termination or expiration of this Lease, Tenant shall remove any equipment, improvements or storage facilities utilized in connection with any Hazardous Materials and shall, clean up, detoxify, repair and otherwise restore the Leased Premises to a condition free of Hazardous Materials.

      34.8 Indemnity. Tenant shall protect, indemnify, defend and hold Landlord harmless from and against, and shall be responsible for, any and all claims, costs, expenses, suits, judgments, actions, investigations, proceedings and liabilities arising out of or in connection with any breach of any provisions of this Article 0 or directly or indirectly arising out of the use, generation, storage, release, disposal or transportation of Hazardous Materials by Tenant or any sublessee or assignee of Tenant, or their respective agents, contractors, employees, licensees, or invitees, on, under or about the Leased Premises, the Building or the Project during the Lease Term or Tenant's occupancy of the Leased Premises, including, but not limited to, all foreseeable and unforeseeable consequential damages and the cost of any Remedial Work. Neither the consent by Landlord to the use, generation, storage, release, disposal or transportation of Hazardous Materials nor the strict compliance with all Hazardous Material Laws shall excuse Tenant from Tenant's indemnification obligations pursuant to this Article 0. The foregoing indemnity shall be in addition to and not a limitation of the indemnification provisions of Article 0 of this Lease. Tenant's obligations pursuant to this Article 0 shall survive the termination or expiration of this Lease.

      34.9 Assignment; Subletting. If Landlord's consent is required for an assignment of this Lease or a subletting of the Leased Premises, Landlord shall have the right to refuse such consent if the possibility of a release of Hazardous Materials is materially increased as a result of the assignment or sublease or if Landlord does not receive reasonable assurances that the new tenant has the experience and the financial ability to remedy a violation of the Hazardous Materials Laws and fulfill its obligations under this Article 0.

      34.10 Entry and Inspection; Cure. Landlord and its agents, employees and contractors, shall have the right, but not the obligation, to enter the Leased Premises at all reasonable times to inspect the Leased Premises and Tenant's compliance with the terms and conditions of this Article 0, or to conduct investigations and tests. No prior notice to Tenant shall be required in the event of an emergency, or if Landlord has reasonable cause to believe that violations of this Article 0 have occurred, or if Tenant consents at the time of entry. In all other cases, Landlord shall give at least twenty-four (24) hours prior notice to Tenant. Landlord shall have the right, but not the obligation, to remedy any violation by Tenant of the provisions of this Article 0 or to perform any Remedial Work which is necessary or appropriate as a result of any governmental order, investigation or proceeding. Tenant shall pay, upon demand, as Additional Rent, all costs incurred by Landlord in remedying such violations or performing all Remedial Work, plus interest thereon at the Default Rate from the date of demand until the date received by Landlord.

      34.11 Event of Default. The release or discharge of any Hazardous Material or the violation of any Hazardous Materials Law shall constitute an Event of Default by Tenant under this Lease. In addition to and not in lieu of the remedies available under this Lease as a result of such Event of Default, Landlord shall have the right, without terminating this Lease, to require Tenant to suspend its operations and activities on the Leased Premises until Landlord is satisfied that appropriate Remedial Work has been or is being adequately performed and Landlord's election of this remedy shall not constitute a waiver of Landlord's right thereafter to pursue the other remedies set forth in this Lease.

      34.12 Representation and Warranty by Landlord. To Landlord's knowledge, which knowledge is based solely on that certain Phase I Environmental Site Assessment of Pointe Corporate Center, Pointe Corridor Centre I and Pointe Corridor Centre II, Phoenix, Arizona (WT Job No. 2185JF187) prepared by Western Technologies Inc., Landlord has received no written notice that there are Hazardous Materials present in the Building or Project in violation of any Hazardous Materials Laws. Subject to the receipt of written notice by Landlord of the breach of the foregoing warranty and the expiration of the applicable cure periods set forth in Article 12.5, Landlord shall indemnify, defend and hold Tenant harmless for, from and against any loss, cost, damage, fine, penalty, claim or expense (including reasonable attorneys' fees) incurred or sustained by Tenant as a result of the breach by Landlord of any Hazardous Materials Laws.

                                35. MISCELLANEOUS

      35.1 Entire Agreement, Amendments. This Lease and any Exhibits and Riders attached hereto and forming a part hereof, set forth all of the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Leased Premises and there are no covenants, promises, agreements, representations, warranties, conditions or understandings either oral or written between them other than as contained in this Lease. Except as otherwise provided in this Lease, no subsequent alteration, amendment, change or addition to this Lease shall be binding unless it is in writing and signed by both Landlord and Tenant.

      35.2 Time of the Essence. Time is of the essence of each and every term, covenant and condition of this Lease.

      35.3 Binding Effect. The covenants and conditions of this Lease shall, subject to the restrictions on assignment and subletting, apply to and bind the heirs, executors, administrators, personal representatives, successors and assigns of the parties hereto.

      35.4 Recordation. Neither this Lease nor any memorandum hereof shall be recorded by Tenant. At the sole option of Landlord, Tenant and Landlord shall execute, and Landlord may record, a short form memorandum of this Lease in form and substance satisfactory to Landlord.

      35.5 Governing Law. This Lease and all the terms and conditions thereof shall be governed by and construed in accordance with the laws of the State of Arizona.

      35.6 Defined Terms and Paragraph Headings. The words "Landlord" and "Tenant" as used in this Lease shall include the plural as well as the singular. Words used in masculine gender include the feminine and neuter. If there is more than one Tenant, the obligations in this Lease imposed upon Tenant shall be joint and several. The paragraph headings and titles to the paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

      35.7  Representations and Warranties.

            (a)   Tenant represents and warrants to Landlord as follows:

                  (i) Tenant has been duly organized, is validly existing, and is in good standing under the laws of its state of incorporation and is qualified to transact business in Arizona. All necessary action on the part of Tenant has been taken to authorize the execution, delivery and performance of this Lease and of the other documents, instruments and agreements, if any, provided for herein. The persons who have executed this Lease on behalf of Tenant are duly authorized to do so;

                  (ii) This Lease constitutes the legal, valid and binding obligation of Tenant, enforceable against Tenant in accordance with its terms, subject, however, to bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, general principles of equity, whether enforceability is considered in a proceeding in equity or at law, and to the qualification that certain waivers, procedures, remedies and other provisions of this Lease may be unenforceable under or limited by applicable law, however, none of the foregoing shall prevent the practical realization to Landlord of the benefits intended by this Lease;

                  (iii) To the best of its knowledge, there are no suits, actions, proceedings or investigations pending, or to the best of its knowledge, threatened against or involving Tenant before any court, arbitrator or administrative or governmental body which might reasonably result in any material adverse change in the contemplated business, condition or operations of Tenant;

                  (iv) To the best of its knowledge, Tenant is not, and the execution, delivery and performance of this Lease and the documents, instruments and agreements, if any, provided for herein will not result in any breach of or default under any other document, instrument or agreement to which Tenant is a party or by which Tenant is subject or bound;

                  (v) To the best of its knowledge, Tenant has obtained all required licenses and permits, both governmental and private, to use and operate the Leased Premises in the manner intended by this Lease.

            (b)   Landlord represents and warrants to Tenant as follows:

                  (i) Landlord has been duly organized, is validly existing, and is in good standing under the laws of its state of formation and is qualified to transact business in Arizona. All necessary action on the part of Landlord has been taken to authorize the execution, delivery and performance of this Lease and of the other documents, instruments and agreements, if any, provided for herein. The persons who have executed this Lease on behalf of Landlord are duly authorized to do so;

                  (ii) This Lease constitutes the legal, valid and binding obligation of Landlord, enforceable against Landlord in accordance with its terms, subject, however, to bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, general principles of equity, whether enforceability is considered in a proceeding in equity or at law, and to the qualification that certain waivers, procedures, remedies and other provisions of this Lease may be unenforceable under or limited by applicable law, however, none of the foregoing shall prevent the practical realization to Tenant of the benefits intended by this Lease;

      35.8 No Waiver. The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the obligations of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission.

      35.9 Severability. If any clause or provision of this Lease is or becomes illegal or unenforceable because of any present or future law or regulation of any governmental body or entity effective during the Lease Term, the intention of the parties is that the remaining provisions of this Lease shall not be affected thereby.

      35.10 Exhibits. If any provision contained in an Exhibit, Rider or Addenda to this Lease is inconsistent with any other provision of this Lease, the provision contained in this Lease shall supersede the provisions contained in such Exhibit, Rider or Addenda, unless otherwise provided.

      35.11 Fair Meaning. The language of this Lease shall be construed to its normal and usual meaning and not strictly for or against either Landlord or Tenant. Landlord and Tenant acknowledge and agree that each party has reviewed and revised this Lease and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply to the interpretation of this Lease, or any Exhibits, Riders or amendments hereto.

      35.12 No Merger. The voluntary or other surrender of this Lease by Tenant or a mutual cancellation of this Lease shall not work as a merger and shall, at Landlord's option, either terminate any or all existing subleases or subtenancies, or operate as an assignment to Landlord of any or all of such subleases or subtenancies.

      35.13 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, regulations or controls, judicial orders, enemy or hostile government actions, civil commotion, fire or other casualty and other causes beyond the reasonable control of Tenant or Landlord shall excuse the performance of the applicable party hereunder for the period of any such prevention, delay, or stoppage, except (unless otherwise stated herein) the obligations imposed with regard to Annual Basic Rent, Operating Costs, Additional Rent and other charges to be paid by Tenant pursuant to this Lease.

      35.14 Government Energy or Utility Controls. In the event of the imposition of federal, state or local governmental controls, rules, regulations or restrictions on the use or consumption of energy or other utilities during the Lease Term, both Landlord and Tenant shall be bound thereby. In the event of a difference in interpretation of any governmental control, rule, regulation or restriction between Landlord and Tenant, the reasonable interpretation of Landlord shall prevail, and Landlord shall have the right to enforce compliance, including the right of entry into the Leased Premises to effect compliance.

      35.15 Shoring. If any excavation or construction is made adjacent to, upon or within the Building, or any part thereof, Tenant shall afford to any and all persons causing or authorized to cause such excavation or construction license to enter onto the Leased Premises for the purpose of doing such work as such persons shall deem necessary to preserve the Building or any portion thereof from injury or damage and to support the same by proper foundations, braces and supports without any claim for damages, indemnity or abatement of Annual Basic Rent or Additional Rent or for a constructive or actual eviction of Tenant.

      35.16 Transfer of Landlord's Interest. The term "Landlord" as used in this Lease, insofar as the covenants or agreements on the part of the Landlord are concerned, shall be limited to mean and include only the owner or owners of Landlord's interest in this Lease at the time in question. Upon any transfer or transfers of such interest, the Landlord herein named (and in the case of any subsequent transfer, the then transferor) shall thereafter be relieved of all liability for the performance of any covenants or agreements on the part of the Landlord contained in this Lease.

      35.17 Limitation on Landlord's Liability. If Landlord becomes obligated to pay Tenant any judgment arising out of any failure by the Landlord to perform or observe any of the terms, covenants, conditions or provisions to be performed or observed by Landlord under this Lease, Tenant shall be limited in the satisfaction of such judgment solely to Landlord's interest in the Building and the Property or any proceeds arising from the sale thereof and no other property or assets of Landlord or the individual partners, directors, officers or shareholders of Landlord or its constituent partners shall be subject to levy, execution or other enforcement procedure whatsoever for the satisfaction of any such money judgment.

      35.18 Brokerage Fees. Tenant warrants and represents that it has not dealt with any realtor, broker or agent in connection with this Lease except the Broker identified in Article 0 above. Tenant shall indemnify, defend and hold Landlord harmless from and against, and shall be responsible for, any cost, expense or liability (including the cost of suit and reasonable attorneys' fees) for any compensation, commission or charges claimed by any other realtor, broker or agent in connection with this Lease or by reason of any act of Tenant.

      35.19 Intentionally Omitted.

      35.20 Continuing Obligations. All obligations of Lessee hereunder not fully performed as of the expiration or earlier termination of this Lease shall survive the expiration or earlier termination of this Lease, including, without limitation, all payment obligations with respect to Annual Basic Rent, Additional Rent and all obligations concerning the condition of the Premises.

      35.21 Consent of Landlord and Tenant. Whenever in this Lease the approval or consent of any party is required or desired, unless otherwise expressly provided, such party shall not withhold or delay its approval or consent unreasonably.

      35.22 Quiet Possession. So long as there is not in existence an Event of Default, Tenant may quietly have, hold and enjoy the Leased Premises during the Lease Term, subject, however, to the matters referred to in Article 0. The provisions of this Article 0 shall not extend to any disturbance, act or condition brought about by any tenant in the Building.

      IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date and year first above written.

                                    LANDLORD:

                                    Pivotal Simon Office XVI, L.L.C., an Arizona limited liability company, formerly known as Pivotal Simon Pointe, L.L.C.

                                    By: Pivotal Group II, L.L.C., an Arizona
                                        limited liability company, its
                                        Administrative Member

                                    By: Jahm Najafi, Trustee of the Jahm Najafi
                                        Trust dated July 30, 1996, its Member



                                                By: Jahm Najafi
                                                    ------------------------
                                                Name:       Jahm Najafi
                                                Its:        Trustee


                                    TENANT:

                                    MANAGED CARE SOLUTIONS, INC.,
                                    a Delaware corporation



                                    By:  Michael Kennedy
                                         ---------------------------------
                                    Name: Michael Kennedy
                                    Its:  CFO and Assistant Secretary

Witness for purposes of
Power of Attorney:



Kippy Knight Schader                By: James A. Burns
-----------------------------           -----------------------------------
Witness                             Name: James A. Burns
Name: Kippy Knight Shader           Its:  President

If Tenant is a CORPORATION, the
authorized officers must sign on behalf
of the corporation and indicate the
capacity in which they are signing. The
Lease must be executed by the president
or vice-president and the secretary or
assistant secretary, unless the bylaws
or a resolution of the board of
directors shall
otherwise provide, in which event, the
bylaws or a certified copy of the
resolution, as the case may be, must be
attached to this Lease.

                                    RIDER "1"

      Rider 1 to Lease dated September 30, 1996 between Pivotal Simon Office XVI, L.L.C., formerly known as Pivotal Simon Pointe, L.L.C., an Arizona limited liability company ("Landlord"), and Managed Care Solutions, Inc., a Delaware corporation ("Tenant").


      1. Option to Extend. Provided that Tenant is not in breach or default of any of the terms, conditions, covenants, obligations or provisions of the Lease to which this Rider is attached, and that no event shall have occurred or state of facts exists which if continued uncured will, with the lapse of time or the delivery of notice, or both, constitute an Event of Default, then Tenant shall have, and is hereby granted, the option to extend the Initial Term for one (1) additional period of five (5) years. Except as set forth in Section 0 of this Rider, Tenant's occupancy of the Leased Premises during the Renewal Term shall be governed by all of the terms, conditions, covenants and provisions of the Lease to which this Rider is attached except that Tenant shall have no further option to extend the Initial Term after the expiration of the Renewal Term. If Tenant desires to exercise its option to extend the Initial Term, it must give Landlord notice in writing ("Option Notice") of its intent to do so at least eight (8) months, but not more than twenty-four (24) months prior to the expiration of the Initial Term. For the purposes of the Lease to which this Rider is attached, the phrase "Lease Term" shall be deemed to refer to the Initial Term and the Renewal Term to the extent applicable.

      2.    Amendment to Basic Provisions.

            (a) Lease Term. Article 1.11 of the Lease entitled "Lease Term" is hereby deleted and replaced with the following:

                  1.11  Lease Term.

                        (a)   Initial Term:  Five (5) years;

                        (b)   Renewal Term:  Five (5) years.

            (b) Annual Basic Rent. Article 1.13 of the Lease entitled "Annual Basic Rent" is hereby deleted and replaced with the following:

                  1.13  Annual Basic Rent.

                        (a)   Initial Term:

                                                       Rental Rate
                        Annual            Monthly      per Rentable
     Lease Year       Basic Rent         Basic Rent     Square Foot
     ----------       ----------         ----------    ------------

          1          $484,443.50         $40,370.29       $16.75
          2           498,904.50          41,575.38        17.25
          3           513,365.50          42,780.46        17.75
          4           527,826.50          43,985.54        18.25
          5           542,287.50          45,190.63        18.75


                                  Rider 1 - 1

            (b) Renewal Term: Landlord and Tenant shall have thirty (30) days after Landlord receives the Option Notice within which to agree on the Annual Basic Rental for the Renewal Term based upon ninety-five percent (95%) of the "THEN FAIR MARKET RENTAL VALUE OF THE PREMISES" as defined below. If the parties agree on the Annual Basic Rental for the Renewal Term within thirty (30) days, they shall amend this Lease by stating the Annual Basic Rental for the Renewal Term.

      3. Calculation of Fair Market Rental Value of the Premises: (a) If they are unable to agree on the Annual Basic Rental for the Renewal Term within the thirty (30) day period, then the Annual Basic Rental shall be ninety-five percent (95%) of the "THEN FAIR MARKET RENTAL VALUE OF THE PREMISES" as determined in accordance with this Rider.

            (b) The "THEN FAIR MARKET RENTAL VALUE OF THE PREMISES" means what a landlord under no compulsion to lease the Premises and a tenant under no compulsion to lease the Premises, would determine as rent for the Renewal Term, as of the commencement of the Renewal Term, taking into consideration the use permitted under the Lease, the quality, size, shape, design and location of the Premises within the Building, taking into account concessions and all other relevant factors. The then fair market rental value of the Premises for the first year of the Renewal Term will not be less than the Annual Basic Rental and Parking Charge payable during the last year of the Initial Term.

            (c) Within seven (7) days after the expiration of the fifteen (15) day period set forth in Subsection 1.12 above, Landlord and Tenant shall each appoint a real estate broker with at least ten (10) full years full-time commercial brokerage experience in the area in which the Premises are located to appraise the then fair market rental value of the Premises. If either the Landlord or the Tenant does not appoint an broker within ten (10) days after the other has given notice of the name of its broker, the single broker appointed shall be the sole broker and shall set the then fair market rental value of the Premises. If two (2) brokers are appointed pursuant to this paragraph, they shall meet promptly and attempt to set the then fair market rental value of the Premises. If they are unable to agree within the thirty (30) days after the second broker has been appointed, they shall attempt to elect a third broker meeting the qualifications stated in this paragraph within ten (10) days after the last day the two (2) brokers are given to set the then fair market rental value of the Premises. If they are unable to agree on the third broker, either the Landlord or Tenant may petition the presiding civil court judge of the Maricopa County Superior Court for the selection of a third broker who meets the qualifications stated in this paragraph. Tenant and Landlord shall each bear one-half (1/2) of the cost of appointing the brokers and of paying the broker's fees.

            (d) Within thirty (30) days after the selection of the third broker, a majority of the brokers shall set the then fair market rental value of the Premises. If a majority of the brokers are unable to set the then fair market rental value of the Premises within thirty (30) days after selection of the third broker, the three (3) appraisals shall be averaged and the average shall be the then fair market rental value of the Premises.

The broker(s) determination of the fair rental value of the Premises shall contemplate an Annual Basic Rent that increases over the Renewal Term.

      4. Definitions. Capitalized terms used in this Rider without definition shall have the definition assigned to such terms in the Lease to which this Rider is attached, unless the context requires otherwise.


                                  Rider 1 - 2

      5. Full Force and Effect. Except as specifically modified by this Rider, the Lease to which this Rider is attached remains in full force and effect.



JN                            MK
---------------------------   ----------------------------
Landlord's Initials           Tenant's Initials


                                  Rider 1 - 3

                                    RIDER "2"

      Rider 2 to Lease dated May ____, 1996 between Pivotal Simon Office XVI L.L.C., formerly known as Pivotal Simon Pointe, an Arizona limited liability company ("Landlord"), and Managed Care Solutions, Inc., a Delaware corporation ("Tenant").


                                  Rider 2 - 1

                                  EXHIBIT 10.4


      1. Terms and Conditions of Right of First Opportunity to Lease and Expansion Options. Tenant's right to exercise the rights of opportunity to lease and/or expansion options described in this Rider "2" shall be conditioned on the following: (i) there is not then in existence an Event of Default (notice thereof having been given and any applicable cure period having expired), (ii) there shall not have been three (3) or more Events of Default prior to Tenant's exercise of the right of first refusal to lease, right of first opportunity to lease, or expansion option, as applicable, (iii) the originally named Tenant or the tenant pursuant to a Permitted Transfer (as defined in Article 0 of the Lease to which this Rider is attached) shall be in occupancy of all of the Leased Premises, and (iv) there has not occurred a material adverse change in Tenant's financial condition from and after the date Tenant executed the Lease. Tenant's rights to exercise any of the rights and options described herein shall also be subject to any rights of first refusal or opportunity existing prior to the date of this Lease, which rights are more particularly described on Annex 1 to this Rider. If a right of first opportunity or option to expand is exercised by Tenant on or before September 30, 1997, the additional space leased by Tenant shall be occupied by Tenant upon the same terms and conditions contained in the Lease with respect to the Leased Premises, including Annual Basic Rent, Lease Term, renewal option and Tenant Improvement Allowance (but not the Additional Allowance); provided, however, the Tenant Improvement Allowance shall be reduced on a straight-line basis (e.g., one-sixtieth (1/60th) each month) commencing on the Commencement Date. If Tenant exercises a right of first opportunity or expansion option after September 30, 1997, unless otherwise set forth below, such additional space shall be leased for a term of not less than three (3) years and at otherwise prevailing fair-market rental rates, terms and conditions determined in accordance with the provisions of Paragraph 3 of Rider "1". In the event that Tenant expands the Leased Premises by exercise of any right of opportunity to lease or expansion option, the number of covered reserved and uncovered reserved parking spaces to which Tenant is entitled shall expand proportionately (i.e. the ratio of parking spaces to square footage leased by Tenant), unless the lease supplement between Landlord and Tenant in connection with such expansion provides for a lower ratio of parking spaces.

      2. Right of First Opportunity to Lease. In the event all or any portion of the space in Suites 100A, 110, 145 and 240 (collectively, the "ADDITIONAL SPACE") (as more particularly described on the floor plan attached hereto as Annex 3) is not then leased or occupied or all renewal rights held by the current tenant of any portion of the Additional Space shall have expired without exercise thereof, prior to Landlord offering the Additional Space for lease, Landlord shall deliver to Tenant written notice (the "OPPORTUNITY PROPOSAL NOTICE") which Opportunity Proposal Notice shall set forth the Base Year Costs, Annual Basic Rent, Additional Rent and Tenant Improvement Allowance at which Landlord intends to market the Additional Space. Tenant shall have an option (the "OPTION") exercisable by written notice to Landlord within thirty (30) days after receipt of the Opportunity Proposal Notice to lease all of the Additional Space upon the terms and conditions contained in the Opportunity Proposal Notice. Promptly after Tenant exercises the Option, Landlord and Tenant shall exercise supplement agreement to the Lease to which this Rider is attached, in a form satisfactory to Landlord and Tenant, incorporating the Additional Space as part of the Lease Premises. If Tenant does not timely exercise the Option, or if Landlord and Tenant do not execute a supplemental agreement to this Lease within thirty (30) days after notice by Tenant to Landlord of its election to exercise the Option, the Option shall be deemed waived and Landlord may lease the Additional Space to third parties provided that the Annual Basic Rent, Additional Rent and tenant improvement allowance is at least ninety-five percent (95%) of the Annual Basic Rent and Additional Rent set forth in the Opportunity Proposal Notice. Prior to entering into a lease with a third party for all or any portion of the Additional Space, Landlord shall provide Tenant with notice of the material terms of such Lease. In the event that the Base Year Costs, Annual Basic Rent, Additional Rent and Tenant Improvement Allowance contained in the lease between Landlord and any third party to whom Landlord proposes to lease the applicable Additional Space are not at least ninety-five percent (95%) of the Base Year Costs, Annual Basic Rent, Additional Rent and Tenant Improvement Allowance set forth in the Opportunity Proposal Notice, Tenant shall have five (5) business days to lease the Additional Space on the terms and conditions set forth in the lease between Landlord and such third party. In the event Tenant does not agree to lease the Additional Space within such five (5) business day period, Tenant shall have no further rights of opportunity with respect to such Additional Space.

      3.    Expansion Rights.

            (a) Expansion Right No. 1. Tenant shall have and is hereby granted an option to lease approximately twelve thousand twenty-nine (12,029) rentable square feet comprising Suite 200 on the second floor of the Building (the "EXPANSION SPACE NO. 1") (as more particularly described on the floor plan attached hereto as Annex 4) for a lease term to commence not later than February 1, 1997 and terminating on the Expiration Date. If Tenant desires to exercise its option to lease the Expansion Space No. 1, it must give Landlord notice of its intent to do so (the "EXPANSION NOTICE NO. 1") no later than October 1, 1996. Promptly after receipt by Landlord of the Expansion Notice No. 1, Landlord and Tenant shall enter into a supplemental agreement to the Lease to which this Rider is attached, in a form satisfactory to Landlord and Tenant, incorporating the Expansion Space No. 1 into the Leased Premises. If Landlord and Tenant do not execute a supplemental agreement to the Lease to which this Rider is attached within thirty (30) days after notice by Tenant to Landlord of its election to exercise the Expansion Right No. 1, the expansion right shall be deemed waived.

            (b) Expansion Right No. 2. Tenant shall have and is hereby granted an option to lease Suite 100A located on the first floor of the Building (the "EXPANSION SPACE NO. 2") (as more particularly described on the floor plan attached hereto as Annex 5) for a term to commence sixty (60) days after the date the existing tenant vacates Suite 100A, subject to the following terms and conditions: (i) Tenant shall have furnished Landlord written notice exercising such option, (ii) within thirty (30) days of delivery of such notice Landlord and Tenant shall have executed a supplement to the Lease, in a form satisfactory to Landlord and Tenant, incorporating Suite 100A into the Leased Premises, and
(iii) Landlord shall, within thirty (30) days after execution of such supplement to the Lease to which this Rider is attached, have entered into an agreement pursuant to which the existing tenant of Suite 100A agrees to relocate to other space within the Building.

            (c) Expansion Right No. 3. Tenant shall have and is hereby granted an option to lease all or any portion of the space in Suites 110 and 240 (the "EXPANSION SPACE NO. 3") as more particularly described on the floor plan attached hereto as Annex 6) for a term to commence on the date the applicable existing tenants vacate all or such portion of Suites 110 and 240, respectively, as the case may be. Tenant's exercise of its option to lease all or any portion of the Expansion Space No. 3 shall be subject to the following terms and conditions: (i) Tenant shall have furnished Landlord written notice exercising such option, (ii) within thirty (30) days after delivery of such notice Landlord and Tenant shall have executed a supplement to the Lease to which this Rider is attached, in a form satisfactory to Landlord and Tenant, incorporating all or such portion of Suite 110 and 240 into the Leased Premises, (iii) Landlord shall, within thirty (30) days after execution of such supplement to the Lease, have entered into an agreement pursuant to which the existing tenants of all or such portion of Suites 110 and 240 agree to relocate to other space within the Building, and (iv) Tenant shall reimburse Landlord for all reasonable costs and expenses (including reasonable attorneys' fees) incurred by Landlord in connection with relocating such tenants to other space within the Building.

      4. Landlord shall use commercially reasonable efforts to relocate tenants occupying space subject to any of the rights of opportunity to lease and/or expansion options described in this Rider "2", so as to make such space available for offer to Tenant pursuant to the terms hereof.

      5. Definitions. Capitalized terms used in this Rider without definition shall have the definition assigned to such terms in the Lease to which this Rider is attached, unless the context requires otherwise.

      6. Full Force and Effect. Except as specifically modified by this Rider, the Lease to which this Rider is attached remains in full force and effect.




JN                                        MK
-----------------------------             ----------------------------------
Landlord's Initials                       Tenant's Initials